                                                                    EXHIBIT 10.8


                      $77,000,000 SENIOR SECURED FACILITY

                                  By and Among

                    AXIA FINANCE CORP. and AXIA INCORPORATED

                                  as Borrower

                                      and

                       AMES TAPING TOOL SYSTEMS, INC. AND

                            TAPE TECH TOOL CO. INC.

                                 as Guarantors

                                      and

                                    PARIBAS

                            as Agent and as a Lender

                                      and

                           THE LENDERS PARTY THERETO

                           CLOSING DATE: July 22,1998

                                 Dallas, Texas
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                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE I DEFINITIONS; ACCOUNTING TERMS

     1.01  Definitions...............................................      1
     1.02  Type of Advances..........................................     24
     1.03  Accounting Terms..........................................     24
     1.04  Miscellaneous.............................................     24

ARTICLE II THE LOANS

     2.01  The Revolving Credit Loans................................     24
     2.02  Acquisition Facility Loans................................     25
     2.03  The Term Loan and the ESOP Loan...........................     25
     2.04  Notice of Advance.........................................     26
     2.05  The Notes.................................................     26
     2.06  Disbursement of Funds.....................................     27
     2.07  Conversions and Continuances..............................     28
     2.08  Mandatory Repayments......................................     28
     2.09  Prepayments...............................................     30
     2.10  Method and Place of Payments..............................     32
     2.11  Pro Rata Advances/Payments................................     33
     2.12  Interest..................................................     33
     2.13  Interest Periods..........................................     34
     2.14  Interest Rate Not Ascertainable...........................     35
     2.15  Change in Legality........................................     35
     2.16  Increased Costs, Taxes or Capital Adequacy Requirements...     36
     2.17  LIBOR Advance Prepayment and Default Penalties............     37
     2.18  Tax Forms.................................................     38

ARTICLE III LETTERS OF CREDIT

     3.01  Letters of Credit.........................................     38
     3.02  Letter of Credit Requests.................................     39
     3.03  Letter of Credit Participations...........................     40
     3.04  Increased Costs...........................................     41
     3.05  Conflict Between Applications and Agreement...............     42

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                                                                        PAGE
                                                                        ----

ARTICLE IV FEES; COMMITMENTS

     4.01 Fees........................................................    42
     4.02 Reduction of Total Commitment...............................    42
     4.03 Reduction of Total Revolving Credit Commitment..............    43

ARTICLE V CONDITIONS PRECEDENT

     5.01 Conditions Precedent to the Initial Advance.................    43
     5.02 Conditions Precedent to All Credit Events...................    46
     5.03 Delivery of Documents.......................................    47
     5.04 Acquisition Facility Loans..................................    47

ARTICLE VI REPRESENTATIONS AND WARRANTIES

     6.01 Organization and Qualification..............................    49
     6.02 Authorization and Validity..................................    49
     6.03 Governmental Consents.......................................    50
     6.04 Conflicting or Adverse Agreements or Ratifications..........    50
     6.05 Title to Assets; Licenses and Permits.......................    50
     6.06 Litigation..................................................    51
     6.07 Financial Statements........................................    51
     6.08 No Defaults.................................................    51
     6.09 Investment Company Act......................................    51
     6.10 Utility Regulation..........................................    51
     6.11 ERISA.......................................................    52
     6.12 Environmental Matters.......................................    52
     6.13 Purpose of Loans............................................    53
     6.14 Subsidiaries................................................    53
     6.15 Solvency....................................................    54
     6.16 Accuracy of Information.....................................    54
     6.17 Insurance...................................................    54
     6.18 Indebtedness and Contingent Liabilities.....................    54
     6.19 Compliance with Laws........................................    54
     6.20 Security Interests..........................................    55
     6.21 Material Contracts..........................................    55
     6.22 Year 2000...................................................    55

ARTICLE VII AFFIRMATIVE COVENANTS

     7.01 Information Covenants.......................................    55
     7.02 Books, Records and Inspections..............................    58

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                                                                         PAGE
                                                                         ----
      7.03 Insurance and Maintenance of Properties....................    58
      7.04 Payment of Taxes...........................................    59
      7.05 Corporate Existence........................................    59
      7.06 Compliance with Statutes...................................    59
      7.07 ERISA......................................................    59
      7.08 Utility Regulation.........................................    60
      7.09 Subsidiaries...............................................    60
      7.10 Material Contracts.........................................    60
      7.11 Merger of Finance Corp. into AXIA..........................    60

ARTICLE VIII NEGATIVE COVENANTS

      8.01 Change in Business.........................................    60
      8.02 Consolidation, Merger or Sale of Assets....................    61
      8.03 Indebtedness...............................................    61
      8.04 Liens......................................................    62
      8.05 Investments................................................    64
      8.06 Guaranties.................................................    64
      8.07 Restricted Payments........................................    65
      8.08 Change in Accounting.......................................    66
      8.09 Prepayment of Other Indebtedness...........................    66
      8.10 Transactions with Affiliates...............................    66
      8.11 Subsidiaries' Stock........................................    66
      8.12 Material Contracts.........................................    66
      8.13 Fixed Charge Coverage Ratio................................    66
      8.14 Capital Expenditures.......................................    68
      8.15 Fiscal Year................................................    68
      8.16 Sale/Leaseback Transactions................................    69

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES

      9.01 Events of Default..........................................    69
      9.02 Primary Remedies...........................................    71
      9.03 Other Remedies.............................................    72

ARTICLE X THE AGENT

     10.01 Authorization and Action...................................    72
     10.02 Agents' Reliance...........................................    72
     10.03 Agent and Affiliates.......................................    73
     10.04 Lender Credit Decision.....................................    74
     10.05 Agent's Indemnity..........................................    74

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                                                                         PAGE
                                                                         ----
     10.06 Successor Agent............................................    75
     10.07 Notice of Default..........................................    75

ARTICLE XI MISCELLANEOUS

     11.01 Amendments.................................................    75
     11.02 Notices....................................................    75
     11.03 No Waiver, Remedies........................................    77
     11.04 Costs, Expenses and Taxes..................................    77
     11.05 Indemnity..................................................    77
     11.06 Right of Setoff............................................    78
     11.07 Governing Laws.............................................    79
     11.08 Interest...................................................    79
     11.09 Survival of Representations and Warranties.................    80
     11.10 Successors and Assigns; Participations.....................    80
     11.11 Confidentiality............................................    82
     11.12 Pro Rata Treatment.........................................    83
     11.13 Separability...............................................    83
     11.14 Execution in Counterparts..................................    83
     11.15 Interpretation.............................................    83
     11.16 Limitation by Law..........................................    84
     11.17 Submission to Jurisdiction.................................    85
     11.18 Waiver of Jury Trial.......................................    85
     11.19 Final Agreement of the Parties.............................    85
     11.20 Company Assumption of Obligations of Finance Corp.;
           Certain Matters Concerning Binding Effect on AXIA,
           AHC, Ames and TapeTech.....................................    86
     11.21 Waiver of Consumer Rights..................................    86
     11.22 Nonapplicability of Chapter 346; Selection of Optional
           Interest Rate Ceilings.....................................    86

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "Agreement"), dated as of July 22, 1998, is by and among AXIA FINANCE CORP., a Delaware corporation ("Finance Corp.") to be merged on or after the Effective Date into AXIA INCORPORATED, a Delaware corporation (such corporation prior to the merger, "AXIA"), PARIBAS, a bank organized under the laws of France acting through its Houston Agency, as Agent (individually, "Paribas", and in such agency capacity, the "Agent"), and the banks and other financial institutions listed on the signature pages hereto under the caption "Lenders" (collectively, together with all successors and assigns, the "Lenders").

     Finance Corp. has requested the Lenders provide the Company (as herein defined) with a $76,500,000 credit facility pursuant to which Lenders will commit to make: (a) revolving credit loans of up to $15,000,000, (b) a term loan of $35,000,000, (c) a second term loan of $1,500,000, and (d) acquisition term loans of up to $25,000,000 in the aggregate. The proceeds of the $35,000,000 term loan and approximately $3,000,000 of the revolving credit loans shall be used (i) to repay certain indebtedness and obligations of AXIA, (ii) to make a loan by Finance Corp. to AXIA Acquisition Corp. to be used by Parent (as herein defined) solely to finance the purchase of capital stock of AXIA Holdings Corp. ("AHC") pursuant to the Merger Agreement (as herein defined) and to pay transaction expenses relating thereto, and (iii) to pay certain transaction expenses incurred in connection with such purchase. The proceeds of the $1,500,000 term loan shall be used to fund Finance Corp.'s loan to its employee stock ownership plan ("ESOP") to enable the ESOP to purchase shares of common stock of AXIA Group, Inc. ("Holding Co."). After the merger of Finance Corp. into and with AXIA, (a) the proceeds of the $15,000,000 revolving credit loans shall be used for general corporate purposes and for the issuance of letters of credit, and (b) the proceeds of the $25,000,000 acquisition term loans shall be used, during the Acquisition Facility Funding Period (as herein defined), to finance Permitted Acquisitions (as herein defined). In connection therewith, the Agent has agreed to serve as Agent for the Lenders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company (as herein defined), the Agent, and the Lenders agree as follows:

                                   ARTICLE I
                         DEFINITIONS; ACCOUNTING TERMS

     SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" has the meaning specified in Section 6.13

     "Acquisition Agreements" has the meaning specified in Section 5.04.

     "Acquisition EBITDA" means:

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          (i) as of any measurement date for any period ending prior to July 31,
     1999, the sum of (a) EBITDA of the Company and its Subsidiaries for the period commencing on the Effective Date and ending on the measurement date, plus (b) the aggregate Scheduled Pro Forma EBITDA for each month prior to the Effective Date that is within the twelve (12) month period immediately preceding the measurement date, plus (c) the Adjusted Target EBITDA of each Prior Target or, as applicable, the Adjusted Target EBITDA of a Prior
     Target attributable to the assets acquired from such Prior Target, for any portion of such twelve (12) month period occurring prior to the date of the Company's acquisition of such Prior Target or the related assets but only to the extent that such Adjusted Target EBITDA for such Prior Target can be established based upon financial statements of the Prior Target; and

          (ii) as to any measurement date for any period ending on or after July 31, 1999, the sum of (a) EBITDA of the Company and its Subsidiaries for the twelve (12) month period immediately preceding the measurement date plus
     (b) the Adjusted Target EBITDA of each Prior Target or, as applicable, the Adjusted Target EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such twelve (12) month period occurring prior to the date of the Company's acquisition of such Prior Target or the related assets but only to the extent that such Adjusted Target EBITDA for such Prior Target can be established based upon financial statements of the Prior Target.

     "Acquisition Facility Commitment" shall mean, with respect to the Acquisition Facility and as to any Lender, the amount set forth opposite such Lender's name on the signature pages hereof, as modified from time to time pursuant to the terms hereof, aggregating $25,000,000 as of the date hereof.

     "Acquisition Facility Commitment Fee" shall have the meaning assigned to such term in Section 4.01(b) hereof.

     "Acquisition Facility Funding Period" shall mean the period commencing with the Effective Date, and ending on June 30, 2001.

     "Acquisition Facility Lender" means any Lender having an Acquisition Facility Commitment hereunder.

     "Acquisition Facility Loans" has the meaning specified in Section 2.02.

     "Acquisition Facility Maturity Date" means June 30, 2004, unless accelerated pursuant to Section 9.02.

     "Acquisition Facility Notes" shall mean the Acquisition Facility Notes of the Company, executed and delivered as provided in Section 2.05(d) hereof, in substantially the form of Exhibit 2.05D annexed hereto, as amended, modified or supplemented from time to time.

     "Acquisition Facility Pro Forma Senior Debt Leverage Ratio" means, as to any proposed acquisition, the ratio of (a) the sum of (i) Senior Debt of the Company and its Subsidiaries as of the date of the proposed acquisition plus
(ii) the amounts to be borrowed under the Acquisition Facility Commitments in connection with the proposed acquisition, plus (iii) any other Indebtedness that constitutes Senior Debt to be incurred or assumed in connection with such proposed acquisition, to (b) the sum of (i) Acquisition EBITDA plus (ii) Adjusted Target EBITDA.

     "Acquisition Facility Pro Forma Total Debt Leverage Ratio" means, as to any proposed acquisition, the ratio of (a) the sum of (i) Total Debt of the Company and its Subsidiaries as of the date of the proposed acquisition plus (ii) the amounts to be borrowed under the Acquisition Facility Commitments in connection with the proposed acquisition, plus (iii) any other Indebtedness that constitutes Total Debt to be incurred or assumed in connection with such proposed acquisition, to (b) the sum of (i) Acquisition EBITDA plus (ii) Adjusted Target EBITDA.

     "Acquisition Facility Total Draw Amount" shall have the meaning assigned to such term in Section 2.08(d) hereof.

     "Additional ESOP" means any employee stock ownership plan (other than the ESOP) as long as any loans by the Company to such plan pursuant to Section 8.05(d) do not exceed the amount permitted by such Section 8.05(d).

     "Adjusted Target EBITDA" means, for the most recently completed twelve month period prior to the date of determination for which financial statements are available, the sum of the following, each calculated without duplication for the Target or the assets acquired for such period: (1) Target EBITDA; plus (2) all of those expenses which have been deducted in calculating Target EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed acquisition by the Company as approved by Agent; minus (3) all income or gains which have been added in calculating Target EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed acquisition by the Company as approved by Agent.

     "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A, completed by each Lender and provided to the Agent and the Company.

     "Advance" means (a) in respect of any Revolving Credit Loan or an Acquisition Facility Loan an advance pursuant to a Notice of Advance or a notice under Section 2.04(b), as the case may be, and (b) in respect of each of the Term Loan and ESOP Loan, a single advance made on the Effective Date, in each case comprised of a single Type of Loan made by all the Lenders concurrently to the Company (or resulting from a conversion or continuance of all or any portion (subject to minimums herein specified) having, in the case of LIBOR Rate Advances, the same Interest Period (except as otherwise provided in this Agreement)).

     "Advance Date" means, with respect to each Advance, the Business Day upon which the proceeds of such Advance are to be made available to the Company as selected by the Company in the relevant Notice of Advance, or a notice under
Section 2.04(b) as the case may be.

     "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and of under common control with") means the possession, directly or indirectly, of the power to either (a) vote 10% or more of the securities having ordinary voting power for election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

     "Agent" has the meaning specified in the introduction to this Agreement.

     "Agent's Letter" means that certain letter to The Sterling Group, Inc. dated May 7, 1998, from Paribas and acknowledged by The Sterling Group, Inc.

     "Agreement" has the meaning specified in the introduction to this Agreement.

     "AHC" has the meaning specified in the introduction to this Agreement.

     "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Alternate Base Rate Advance" means any Advance bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Ames" means Ames Taping Tool Systems Inc., a Delaware corporation.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Advance and such Lender's LIBOR Lending Office in the case of a LIBOR Rate Advance.

     "Application for Letter of Credit" means a letter of credit application in a form satisfactory to the Issuing Bank.

     "Assignment and Acceptance" has the meaning specified in Section 11.10(c).

     "AXIA" has the meaning specified in the introduction to this Agreement.

     "Bankruptcy Code" has the meaning specified in Section 9.01(f).

     "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor) and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities or any other category of deposits or liabilities by reference to which the LIBOR Rate is determined.

     "Borrowing Base" shall mean, at any time, an amount equal to the sum (as reflected in the Borrowing Base Certificate most recently delivered to the Agent prior to such time) of

     (A) Eighty-five percent (85%) of the Eligible Accounts (other than Eligible Foreign Accounts), plus

     (B) Seventy percent (70%) of the Eligible Foreign Accounts, but in no event shall the portion of the Borrowing Base attributable to this clause (B) be greater than $2,000,000 in the aggregate, plus

     (C) Sixty percent (60%) of the Eligible Inventory, plus

     (D) 100% of any cash held by the Agent as security for the Letter of Credit Obligations.

     "Borrowing Base Certificate" means, as of any date, a certificate as to the Borrowing Base as of such date in the form of Exhibit 1.01B.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which banks are open for business in Houston, Texas and New York and, if the applicable Business Day relates to any LIBOR Rate Advance, on which dealings are carried on in the London eurodollar market.

     "Capital Expenditures" means all of the capital expenditures of the Company and its Subsidiaries on a consolidated basis which, pursuant to GAAP, are capitalized for balance sheet purposes.

     "Capitalized Lease Obligations" means all lease or rental obligations of the Company and its Subsidiaries determined on a consolidated basis which, pursuant to GAAP, are capitalized for balance sheet purposes.

     "Casualty Event" means with respect to any item of property, whether real, personal or mixed, the total loss or constructive total loss (including, but not limited to, as a result of destruction, damage, or seizure thereof by a governmental authority for a period equal to the lesser of (i) the remaining period before the Term Loan Maturity Date and (ii) one hundred eighty days after the occurrence of such event).

     "Carryover Letters of Credit" shall mean those certain one or more Letters of Credit issued by American National Bank and Trust Company of Chicago for the account of AXIA prior to the Execution Date which are outstanding on the Effective Date, true and correct copies of which are attached hereto as Schedule 1.01CLC.

     "Change of Control" occurs when any Unrelated Person or any Unrelated Persons, other than the Designated Shareholders, acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons other than the Designated Shareholders) shall at any time either (i) Beneficially Own more than 35% of the aggregate voting power of all classes of Voting Equity Interests of the Company or Holding Co. or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Holding Co. such that such nominees, when added to any existing director remaining on the Board of Directors of the Company or Holding Co. after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company or Holding Co.; provided, however, no Change of control shall have occurred so long as the Designated Shareholders (or any combination thereof) shall retain more than 50% of the aggregate voting power of all classes of Voting Equity Interests of the Company and Holding Co. As used herein (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" shall mean a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" shall mean at any time any Person other than the Company and Holding Co. or any of their Subsidiaries and other than any trust for any employee benefit plan of the Company and Holding Co. or any of their reported Subsidiaries; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Equity Interests of such Person; and (e) "Designated Shareholders" means (1) each Person who owns any capital stock of Holding Co. on the Effective Date, (2) the officers, employees and directors of Holding Co. or any of its Subsidiaries, (3) any Person who on the Effective Date is or was before such date an officer, director, stockholder, employee or consultant of The Sterling Group, Inc., (4) the ESOP and any Additional ESOP, (5) any savings or investment plan sponsored by Holding Co. or any of its Subsidiaries, (6) with respect to any Person covered by the preceding clauses (1) through (5) (A) in the case of an entity, any Affiliate of such Person, and (B) in the case of an individual, any spouse, parent, sibling, child or grandchild (in each case, whether such relationship arises from birth, adoption or through marriage), and (7) any trust, limited liability company, corporation, limited or general partnership or other entity, a majority of interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Persons of the type referred to in the preceding clauses (1) through (6).

     "Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

     "Commitment" means the obligation of each of the Lenders to enter into and perform this Agreement, to make available the Loans and to issue the Letters of Credit to the Company in the amounts shown on the signature page of each Lender hereto (or, as to any Lender that has entered into an Assignment and Acceptance, in the amount resulting after giving effect to each Assignment and Acceptance entered into by such Lender) and all other duties and obligations of the Lenders hereunder.

     "Company" means (a) before the Company Merger, Finance Corp., and (b) upon and after the Company Merger, AXIA Incorporated, a Delaware corporation.

     "Company Group" means, collectively, the Company and its Subsidiaries and individually, any one of the foregoing; provided, however, that Company Group also shall include Parent for purposes of Sections 6.01, 6.02, 6.03, 6.10, 6.15 (but only as to the period beginning on the Execution Date and continuing through the Effective Date), Section 6.20 (but only as to the Security Documents executed by Parent), 9.01(b), 9.01(d) (but only as to the Security Documents executed by Parent), 9.01(f), 9.01(g) and the last sentence of Section 6.04.

     "Company Merger" means the merger of Finance Corp. with and into AXIA, with AXIA being the surviving entity.

     "Credit Event" means the making of any Advance, the conversion of any Advance into, or continuation of any Advance as, a LIBOR Rate Advance or the issuance of any Letter of Credit.

     "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would be an Event of Default.

     "Default Rate" means the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Alternate Base Rate or, as to any LIBOR Rate Advance, during any Interest Period in which an Event of Default is continuing, the LIBOR Rate for such LIBOR Rate Advance, as the case may be, plus (ii) the applicable Margin, plus (iii) two percent (2%) per annum.

     "Derivatives" means, with respect to any Person, foreign exchange, commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options and other similar transactions or combinations of the foregoing.

     "Designated Payment Date" means September 30, December 31, March 31 and June 30, in any calendar year, provided, however, if in any such year a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the next succeeding Business Day, and such extension of time shall be included in determining the amount to be paid on such date.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender designated from time to time as its "Domestic Lending Office" hereunder.

     "Domestic Subsidiaries" means the Subsidiaries of the Company that are created or organized in or under the laws of the United States or any state thereof and have their chief executive office and principal place of business in the United States.

     "Domestic Substantially Owned Subsidiaries" means the Substantially Owned Subsidiaries of the Company that also are Domestic Subsidiaries.

     "EBITDA" means, with respect to any Person for any measurement period, without duplication, the result of net income less any non-cash income to the extent included in determining net income and without giving effect to any non-recurring items, extraordinary gains or losses from the sale of assets or write down in the value of assets owned by the Company and its Subsidiaries for such period plus depreciation, amortization, Interest Expense, taxes, and other non-cash charges for such period to the extent deducted in determining net income.

     "Effective Date" means the date on which all conditions to make an Advance set forth in Section 5.01 are first met or waived in accordance with Section
11.01 hereof.

     "Eligible Accounts" means, as to the Company and its Domestic Substantially Owned Subsidiaries on a consolidated basis at any time of determination, all Receivables of such Persons, each of which meets all of the following criteria on the date of any determination:

     (a) the payment of such Receivable is not more than sixty (60) days past due;

     (b) such Receivable was created in connection with the sale or rental of Inventory, the performance of a service by the Company or any Domestic Substantially Owned Subsidiary of the Company in the ordinary course of business;

     (c) such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arises from an enforceable contract the performance of which, insofar as it relates to such Receivable, has been completed by the Company or such Subsidiary;

     (d) the Company or such Domestic Substantially Owned Subsidiary has good title to such Receivable, and the Agent for the benefit of the Lenders, holds a perfected first priority Lien (including compliance with the Federal Assignment of Claim Act or any similar statute or regulation, if necessary) in such Receivable pursuant to the Security Documents;

     (e) such Receivable is not evidenced by a promissory note or other instrument;

     (f) such Receivable is not subject to any set-off (excluding any Receivable set-off supported by a letter of credit satisfactory to the Agent), counterclaim, defense, allowance, adjustment or understanding with the account debtor thereon that in any way could reasonably be expected to adversely affect the payment of said Receivable, and there exists no dispute by the account debtor concerning its payment obligation for such Receivable (or the lesser amount that is not subject to any of the same); provided, however, that any such Receivable, if otherwise an Eligible Account, shall only not be an Eligible Account to the extent of such set-off, counterclaim, defense, allowance, adjustment or understanding;

     (g) such Receivable is payable in the United States and is denominated in U.S. dollars;

     (h) such Receivable or portion thereof due from an account debtor and together with all other Receivables due from such account debtor, does not comprise more than ten percent (10%) of the aggregate Receivables of the Company and its Subsidiaries, provided, that in the event such account debtor or its parent is rated at least BBB+ or the equivalent thereof by Standard & Poor's Ratings Group or at least Baa1 or the equivalent thereof by Moody's Investors Service, Inc., then such Receivable together with all other Receivables due from such account debtor does not comprise more then twenty-five percent (25%) of the aggregate Receivables of the Company and its Subsidiaries; provided, further, that any such Receivable, if otherwise an Eligible Account, shall only not be an Eligible Account to the extent of such excess;

     (i) such Receivable is from an account debtor domiciled in the United States; and

     (j) such Receivable is not due from an account debtor subject to a proceeding of the kind described in Section 9.01(f) or (g).

     "Eligible Assignee" means (a) any Lender or any Affiliate thereof and (b) any other bank or financial institution approved by the Agent and the Company.

     "Eligible Foreign Accounts" means, as to the Company and its Substantially Owned Subsidiaries on a consolidated basis at any time of determination, all Receivables with respect to which (i) the account debtor with respect to such Receivable is not domiciled in the United States and/or (ii) the Receivable is owed to a Foreign Subsidiary, provided that each such Receivable meets all of the following criteria on the date of any determination:

     (a) the payment of such Receivable is not more than sixty (60) days past due;

     (b) such Receivable was created in connection with the sale or rental of Inventory, the performance of a service by the Company or any Substantially Owned Subsidiary in the ordinary course of business;

     (c) such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arises from an enforceable contract the performance of which, insofar as it relates to such Receivable, has been completed by the Company or such Subsidiary;

     (d) the Company or such Substantially Owned Subsidiary has good title to such Receivable and such Receivable is not subject to any Lien other than a Lien permitted under Section 8.04(f);

     (e) such Receivable is not evidenced by a promissory note or other instrument;

     (f) such Receivable is not subject to any set-off (excluding any Receivable set-off supported by a letter of credit satisfactory to the Agent), counterclaim, defense, allowance, adjustment or understanding with the account debtor thereon that in any way could reasonably be expected to adversely affect the payment of said Receivable, and there exists no dispute by the account debtor concerning its payment obligation for such Receivable (or the lesser amount that is not subject to any of the same); provided, however, that any such Receivable, if otherwise an Eligible Foreign Account, shall only not be an Eligible Foreign Account to the extent of such set-off, counterclaim, defense, allowance, adjustment or understanding;

     (g) such Receivable or portion thereof due from an account debtor and together with all other Receivables due from such account debtor, does not comprise more than ten percent (10%) of the aggregate Receivables of the Company and its Subsidiaries, provided, that in the event such account debtor or its parent is rated at least BBB+ or the equivalent thereof by Standard & Poor's Ratings Group or at least Baal or the equivalent thereof by Moody's Investors Service, Inc., then such Receivable together with all other Receivables due from such account debtor does not comprise more then twenty-five percent (25%) of the aggregate Receivables of the Company and its Subsidiaries; provided, further, that any such Receivable, if otherwise an Eligible Foreign Account, shall only not be an Eligible Foreign Account to the extent of such excess; and

     (h) such Receivable is not due from an account debtor subject to a proceeding of the kind described in Section 9.01(f) or (g).

     "Eligible Inventory " means, as to the Company and its Domestic Substantially Owned Subsidiaries on a consolidated basis at any time of determination, the value (determined at the lower of cost or market) of all Inventory owned by (and in the possession or under the control of the Company or a Domestic Substantially Owned Subsidiary or is in the possession of a Person who is not an Affiliate pursuant to a rental agreement between such Person and the Company or a Domestic Substantially Owned Subsidiary) the Company or a Domestic Substantially Owned Subsidiary which is located in the United States and in which the Agent for the benefit of the Lenders has a perfected first priority security interest pursuant to the Security Documents (subject only to Permitted Liens under Section 8.04(b), (c)(i), (c)(ii) and (e)), but shall not include any of the following:

     (a) Inventory that has been shipped or delivered to any Person on consignment;

     (b) Inventory to the extent subject to any reasonable claim disputing the Company's or any domestic Substantially Owned Subsidiary's title to or right to possession of such Inventory;

     (c) any allowances, reserves or accruals related to any Inventory;

     (d) Inventory evidenced by a negotiable or non-negotiable document of title; and

     (e) Inventory that is not salable or not rentable in the ordinary course of business.

     "Employee Plan" means any employee benefit plan, program or policy with respect to which the Company or any ERISA Affiliate may have any liability or any obligation to contribute, other than a Plan or a Multiemployer Plan.

     "Environmental Laws" means applicable federal, state or local laws, rules or regulations, and any applicable judicial interpretations thereof, including any judicial or administrative order, judgment, permit, approval decision or determination, in each case pertaining to conservation or protection of the environment, in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and analogous state and local laws as may be amended from time to time thereby imposing either more or less stringent requirements as relates to activity occurring after the effective date of any such amendments.

     "Equity Interests" in any Person means any and all shares, interests, rights to purchase, warrants, options, convertible debt, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including, membership interests or partnership interests, whether general or limited, in such Person, together with all other rights and interests convertible into or exchangeable for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder.

     "ERISA Affiliate" means (a) any Person which, together with the Company, is treated as a "single employer" under section 414 of the Code, and (b) any Subsidiary of the Company.

     "ESOP" has the meaning specified in the introduction to this Agreement.

     "ESOP Lender" means any Lender having an ESOP Loan Commitment.

     "ESOP Loan" has the meaning specified in Section 2.03(b).

     "ESOP Loan Commitment" means, with respect to the ESOP Loan and as to any Lender, the amount set forth opposite such Lender's name on the signature pages hereof aggregating $1,500,000.

     "ESOP Loan Maturity Date" means June 30, 2002, unless accelerated pursuant to Section 9.02.

     "ESOP Note" has the meaning specified in Section 2.05(c).

     "Eurocurrency Liabilities" has the meaning specified in Regulation D as in effect from time to time.

     "Events of Default" has the meaning specified in Section 9.01.

     "Excess Cash Flow" means, with respect to the Company and its Subsidiaries determined on a consolidated basis for any fiscal year period ending after the Effective Date, the sum of the following to the extent accruing after the Effective Date, (a) EBITDA for such period, minus (b) the amount equal to (i) actual Capital Expenditures (exclusive of Capitalized Lease Obligations) incurred during such period plus (ii) the amount of Capital Expenditures for such period permitted to be made in the next succeeding fiscal year under
Section 8.14(c), minus (iii) the amount of Capital Expenditures carried forward from the prior fiscal year under Section 8.14(c) for such period, minus (c) cash taxes, cash Interest Expense and scheduled payments or any voluntary prepayment of principal made under the Term Loan, the Acquisition Loan and the ESOP Loan (but only to the extent that net income for such period was not reduced for any expense incurred by the Company for contributions to the ESOP), minus (d) any dividend or payment permitted under Section 8.07(a)(ii) to the extent not deducted in determining EBITDA for such period, minus (e) scheduled principal payments under Capitalized Lease Obligations made during such period, and minus
(f) scheduled principal payments under all other Indebtedness made during such period (but only to the extent that net income for such period was not reduced for any expense incurred by the Company for contributions to any Additional
ESOP).

     "Execution Date" means the date upon which this Agreement shall have been executed by the Company, the Lenders, and the Agent.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fees" means all amounts payable pursuant to Section 4.01.

     "Finance Corp." has the meaning specified in the introduction to this Agreement.

     "Financials" has the meaning specified in Section 6.07.

     "Financial Statement Delivery Date" means the last day on which the quarterly or annual financial statements of the Company are to be delivered to the Agent and the Lenders pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.

     "Fixed Charge Coverage Ratio" means, as to any Person for any period, a fraction, the numerator of which is EBITDA for such period minus cash taxes for such period, and the denominator of which is Fixed Charges of such Person for such period.

     "Fixed Charges" means the sum of (a) scheduled payments of principal under the Term Loan, the Acquisition Facility Loan and the ESOP Loan for such period (but only to the extent that net income for such period was not reduced for any expense incurred by the Company for contributions to the ESOP), (b) cash Interest Expense for such period, (c) the lesser of (I) Scheduled Capital Expenditures for such period and (II) actual Capital Expenditures for such period which were not financed with purchase money Indebtedness or Capitalized Lease Obligations otherwise permitted hereunder, (d) scheduled principal payments under Capitalized Lease Obligations for such period, (e) scheduled principal payments under all other Indebtedness made during such period (but only to the extent that net income for such period was not reduced for any expense incurred by the Company for contributions to any Additional ESOP), and
(f) payments permitted under Section 8.07(a)(ii), Section 8.07(a)(iii) and
Section 8.07(b)(ii) during such period (to the extent not deducted in determining EBITDA for such period).

     "Foreign Subsidiary" means a Subsidiary of Borrower that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis.

     "Guaranty" means collectively (i) those certain Guaranty Agreements dated the Execution Date executed by TapeTech and Ames, respectively, and (ii) any subsequent guaranty agreement executed and delivered pursuant to Section 7.09.

     "Hazardous Materials" means (a) hazardous waste as defined in applicable regulations issued pursuant to the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline or any other petroleum product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation as each such act, statute or regulation may be amended from time to time, and (f) asbestos.

     "Highest Lawful Rate" means, as to any Lender, the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by such Lender on the Loans or other obligations under the Loan Documents at any time or from time to time after taking into account all amounts that constitute interest. If the maximum rate of interest which, under applicable law, any of the Lenders is permitted to charge the Company on the Loans or other obligations shall change after the date hereof, then, to the extent permitted or required by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

     "Holding Co." has the meaning specified in the introduction to this Agreement.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than accounts payable), (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property, (c) Capitalized Lease Obligations of such Person, (d) all guaranties of such Person of Indebtedness of others (including the granting of a Lien on the Company's or any Subsidiaries' assets as security for such indebtedness) or other contingent liabilities of such Person for Indebtedness of others of any kind (including any letter of credit, any other letter of credit reimbursement obligations, any guarantee of the financial position or covenants of any Person or any obligation as buyer under any "take or pay" contract or similar arrangement), (e) any "mark to market" exposure resulting from any Derivatives or any hedging transaction and (f) all obligations to deliver goods or services in consideration of advance payments, excluding such obligations incurred in the ordinary course of business as conducted by the Company and its Subsidiaries.

     "Indenture" means that certain Indenture, dated as of July 22, 1998, between State Street Bank and Trust Company of Connecticut, N.A., as Indenture Trustee, and Finance Corp., AXIA and other parties thereto, relating to the issuance of the Subordinated Debt.

     "Interest Expense" means, with respect to the Company and its Subsidiaries determined on a consolidated basis, for any period the total interest expense for such period determined in conformity with GAAP and including any interest expense attributable to Capitalized Lease Obligations.

     "Interest Period" has the meaning specified in Section 2.13.

     "Inventory" means, as to the Company and its Subsidiaries, inventory as defined in Article 9 of the Uniform Commercial Code (including goods held for lease or rental in the ordinary course of business but excluding work-in-process which is not readily marketable in its current form).

     "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

     "Issuing Bank" means, for each Letter of Credit, the Agent (or, at the option of the Company, any other Lender designated by the Company and approved in writing by the Agent, such approval not to be unreasonably withheld) as the issuing bank for such Letter of Credit; provided, however, that American National Bank and Trust Company of Chicago shall be included as an Issuing Bank with respect to the Carryover Letters of Credit.

     "Lender" has the meaning provided in the introduction to this Agreement.

     "Letter of Credit Fee" shall mean:

          (a) for any Letter of Credit with respect to the period during which it is outstanding prior to the Financial Statement Delivery Date for the Company's fiscal quarter ending on September 30, 1998, (i) payable to the Issuing Bank, a 0.25% per annum fronting fee on the face amount of each Letter of Credit, and (ii) payable pro rata to the Lenders, the sum of (A) 2.25% per annum on the face amount of such Letter of Credit minus (B) the amount of the fronting fee on such Letter of Credit; and

          (b) for any Letter of Credit with respect to the period during which it is outstanding on or after the Financial Statement Delivery Date for any of the Company's fiscal quarters ending after September 30, 1998, (i) payable to the Issuing Bank, a 0.25% fronting fee on the face amount of each Letter of Credit, and (ii) payable pro rata to the Lenders, the sum of
     (A) the applicable Margin for any LIBOR Rate Advance minus (B) the amount of the fronting fee on such Letter of Credit.

     "Letter of Credit Obligations" means at any time the sum of (a) the aggregate then undrawn and unexpired amount of outstanding Letters of Credit and
(b) the aggregate amount of drawings under Letters of Credit not reimbursed pursuant to Section 3.03(c).

     "Letter of Credit Request " has the meaning specified in Section 3.02(a).

     "Letters of Credit" has the meaning specified in Section 3.01(a).

     "LIBOR Lending Office" means, with respect to each Lender, the branches or affiliates of such Lender designated as its "LIBOR Lending Office" from time to time hereunder.

     "LIBOR Rate" means, with respect to any LIBOR Rate Advance for any Interest Period, (a) the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such LIBOR Rate Advance, as shown under the heading "USD" at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or
(b) if the rate in clause (a) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Agent in the interbank eurodollar market for dollar deposits of amounts in funds comparable to the principal amount of the LIBOR Rate Advance to which such LIBOR Rate is to be applicable with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 11:00 a.m. (Houston, Texas time) two
(2) Business Days prior to the commencement of such Interest Period.

     "LIBOR Rate Advance" means any Advance bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of
Article II.

     "Lien" means when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, any lease that constitutes a security interest pursuant to section 1.201 of the Texas Business and Commerce Code, any capital lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Loan" and "Loans" means, Revolving Credit Loans, the Term Loan, the ESOP Term Loan, Acquisition Facility Loans and any Advances under Letters of Credit.

     "Loan Documents" means this Agreement, the Notes, the Guaranty, any agreement with respect to a Derivative entered into with a Lender existing from time to time and the Security Documents.

     "Majority Lenders" means Lenders holding at least 51% of the Total Commitment (or, if the Total Commitment has been terminated, Lenders holding 51% of the sum of the Loans plus the Letter of Credit Obligations).

     "Margin" means, with respect to any Advance made under any Loan, the rate of interest per annum determined as set forth below as a function of the Type of such Loan:

          (a) during the period from the Execution Date through the Financial Statement Delivery Date for the fiscal quarter ending on September 30, 1998:

                     LIBOR RATE           ALTERNATE BASE
                      ADVANCE              RATE ADVANCE
                     ----------           --------------
                       2.25%                   1.00%

          (b) during the period between any two Financial Statement Delivery Dates for any Margin Period occurring after September 30, 1998, the rate determined by reference to the pricing grid below as a function of the ratio of Total Debt (on the last day of the quarter most recently ended prior to the Financial Statement Delivery Date that is the commencement date of such Margin Period) to EBITDA:

           RATIO OF TOTAL                  APPLICABLE BASE       APPLICABLE
           DEBT TO EBITDA                    RATE MARGIN        LIBOR MARGIN
           --------------                  ---------------      ------------
      = or greater than 5.25                    1.00%              2.25%
= or greater than 4.75 and less than 5.25       0.75%              2.00%
= or greater than 4.25 and less than 4.75       0.50%              1.75%
= or greater than 3.50 and less than 4.25       0.25%              1.50%
          less than 3.50                        0.00%              1.00%

     "Margin Period" means a period commencing on the most recent Financial Statement Delivery Date and ending on the next Financial Statement Delivery Date.

     "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business, operations or assets of the Company and its Subsidiaries taken as a whole, or (b) a material impairment of the ability of the Company on an individual basis or the Company and its Subsidiaries taken as a whole to perform obligations under the Loan Documents or (c) an impairment of the validity or enforceability of any Loan Document which materially affects the benefits intended to be bestowed thereunder.

     "Material Contracts" means those agreements listed on Schedule 1.01MC hereto.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of June 18, 1998 between Parent and AHC.

     "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate contributes or has any obligation or liability to make contributions, including any withdrawal liability, contingent or otherwise.

     "Net Cumulative Retained Excess Cash Flow" means, as of any date of measurement, the sum of (a) the cumulative amount of all Retained Excess Cash Flow (as defined below) for each of Company's fiscal years ending after the Effective Date, minus (b) the aggregate amount of all Investments which are described in Section 8.05(g) and all Capital Expenditures described in Section 8.14(b) made during the Company's fiscal years ending after the Effective Date from such Excess Cash Flow. "Retained Excess Cash Flow" means, as to any of the Company's fiscal year periods, the portion of Excess Cash Flow for such fiscal year which remains after deducting and giving effect to the prepayment of the Loans in the amount of 50% of Excess Cash Flow pursuant to Section 2.09(b)(iii), all as determined after giving effect to such prepayment on the date that it was due or paid (whichever is earlier).

     "Net Worth" means, as to the Company and its Subsidiaries determined on a consolidated basis, at any time the aggregate amount which, in accordance with GAAP, constitutes shareholders' equity.

     "Notes" means the Revolving Credit Notes, the Term Notes, the ESOP Notes and the Acquisition Facility Notes and "Note" means any one of the same.

     "Notice of Advance" has the meaning specified in Section 2.04.

     "Notice of Conversion" has the meaning specified in Section 2.07.

     "Notice of Default" has the meaning specified in Section 9.02.

     "Obligations" means all the obligations of the Company now or hereafter existing under the Loan Documents, whether for principal interest, Fees, expenses, indemnification or otherwise.

     "Other Activities" has the meaning specified in Section 10.03.

     "Other Financings" has the meaning specified in Section 10.03.

     "Parent" means AXIA Acquisition Corp. ("AAC") until such time as AAC is merged into AHC, and means AHC from and after the time that AAC is merged into AHC.

     "Parent Loan" means the loan in the stated amount of the Parent Note from Finance Corp. to Parent evidenced by the Parent Note.

     "Parent Merger" means the merger of Parent with and into AHC, with AHC being the surviving entity.

     "Parent Merger Certificate" shall mean a certificate or articles of merger which describe the occurrence of the Parent Merger.

     "Parent Note" means that certain promissory note executed by Parent, as maker, to Finance Corp. dated as of the Effective Date evidencing the loan by Finance Corp. of an amount equal to approximately $96,200,000 to be used solely for the purpose of purchasing the capital stock of AHC and certain transaction expenses incurred in connection with such purchase.

     "Payment Office" means the office of the Agent located at 1200 Smith Street, Suite 3100, Houston, Texas 77002, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Acquisitions" shall mean acquisitions of not less than 90% of all of the Voting Equity Interests of a Person or of all or substantially all of
(a) such Person's assets or (b) the
assets of a division or branch of such Person, in each case, in a transaction that satisfies all the applicable criteria set out in Section 5.04 which have not otherwise been waived by Agent.

     "Permitted Investments" means, as to any Person:

          (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition by such Person;

          (b) bankers acceptances or time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person which deposits or certificates are either (i) insured by the Federal Deposit Insurance Corporation or (ii) in any Lender or commercial bank incorporated in the United States or any United States branch of any other commercial bank and, in the case of any such other commercial bank, having capital, surplus and undivided profits aggregating $200,000,000 or more with a short-term unsecured debt rating of at least Al from Standard & Poor's Ratings Group or PI from Moody's Investors Service;

          (c) commercial paper issued by any Person incorporated in the United States rated at least Al or the equivalent thereof by Standard & Poor's Ratings Group or at least PI or the equivalent thereof by Moody's Investors Service and, in each case, maturing not more than six months after the date of acquisition by such Person;

          (d) investments in any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) that is a money market fund in compliance with all applicable requirements of SEC Rule 2a-7 (17 CFR 270.2a-7);

          (e) money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses (a) through (d) above;

          (f) repurchase or reverse repurchase agreements respecting obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above;

          (g) deposits in local currencies in bank accounts of non-U.S. Affiliates of Company not to exceed in the aggregate $1,000,000 at any time;

          (h) capital contributions in or loans to Foreign Subsidiaries in the aggregate amount not to exceed in the aggregate $250,000 at any time outstanding; and

          (i) any loans by a Foreign Subsidiary to any other Foreign Subsidiary.

     "Permitted Liens" has the meaning specified in Section 8.04.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a federal, foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

     "Plan" means any employee pension benefit plan (as defined in section 3(2) of ERISA), subject to Title IV of ERISA or section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company, its Subsidiaries or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

     "Prime Rate" shall mean the rate which The Chase Manhattan Bank announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Prior Target" means all Targets acquired or whose assets have been acquired in a Permitted Acquisition.

     "Qualified Domestic Substantially Owned Subsidiary" means a Domestic Substantially Owned Subsidiary of the Company which has executed and delivered to the Agent for the benefit of the Lenders all of the guaranties, security agreements, deeds of trust, pledge agreements and other documentation described in Section 7.09.

     "Receivable" means, as to the Company or any Subsidiary, at any time of determination thereof the unpaid portion of the obligation, as stated on the respective invoice, or if no invoice, other writing or an electronic medium, of an account debtor of such Person in respect of Inventory, goods, technology or other assets purchased and shipped, leased or rented or services rendered in the ordinary course of business of such Person.

     "Register" has the meaning specified in Section 11.10(d).

     "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) other than in accordance with Environmental Laws.

     "Reportable Event" means an event described in section 4043(c) of ERISA with respect to a Plan, other than an event described in paragraphs (1) through
(8) as to which the 30 day notice requirement has been waived by the PBGC.

     "Reserve Percentage" means, for any Interest Period and for any Lender, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) for such Lender in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

     "Responsible Officer" means, with respect to any Person, the chairman of the board of directors, the president, chief executive officer, chief financial officer or treasurer of such Person.

     "Revolving Credit Commitment" means, with respect to the Revolving Credit Loans and as to any Lender, the amount set forth opposite such Lender's name on the signature pages hereof, as modified from time to time pursuant to the terms hereof.

     "Revolving Credit Commitment Fee" has the meaning specified in Section 4.01(a).

     "Revolving Credit Lender" means any Lender having a Revolving Credit Commitment hereunder.

     "Revolving Credit Loan" has the meaning specified in Section 2.01.

     "Revolving Credit Maturity Date" means June 30, 2004, unless accelerated pursuant to Section 9.02.

     "Revolving Credit Note" has the meaning specified in Section 2.05(a).

     "Scheduled Capital Expenditures" has the meaning specified in Section 8.14.

     "Scheduled Pro Forma EBITDA" means, as to any month set forth below, the corresponding amount of "Pro Forma EBITDA" set forth below:

                        Month               Pro Forma EBITDA
                        -----               ----------------
                      October 1997             $2,130,000
                      November 1997            $2,130,000
                      December 1997            $2,130,000
                      January 1998             $2,340,000
                      February 1998            $2,340,000
                      March 1998               $2,340,000
                      April 1998               $2,302,667
                      May 1998                 $2,302,667
                      June 1998                $2,302,667
                      July 1998                $2,302,667

     "Security Documents" means all those certain security agreements, pledge agreements, stock certificates, mortgages, assignments, UCC financing statements, lien consents and waivers and all other similar documents executed by the Company and its Subsidiaries and/or the Parent, as the case may be, in connection herewith granting to the Agent for the benefit of the Lenders a Lien in substantially all of the assets of the Company and its Domestic Subsidiaries (other than stock of Foreign Subsidiaries, which is limited to 66%) and the common stock of the Company, the voting capital stock of the Domestic Subsidiaries owned by the Company or any of its Domestic Subsidiaries and 66% of the voting capital stock of the Foreign Subsidiaries owned by the Company or any of its Domestic Subsidiaries as security for the Obligations.

     "Senior Debt" means, at the time of determination, the sum of (a) all Indebtedness of the Company and the Subsidiaries determined on a consolidated basis minus (b) the Subordinated Debt or other Indebtedness of the Company and its Subsidiaries determined on a consolidated basis which is pari passu or junior to the Subordinated Debt and subject to subordination agreements satisfactory to the Agent.

     "Subsidiary" means with respect to any Person (a) any corporation, partnership, association, joint venture or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the directors (or other Persons performing similar functions) are at the time owned by such Persons directly or indirectly and (b) any corporation, partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of the equity interest.

     "Subordinated Debt" means the unsecured subordinated Indebtedness of the Company evidenced by $100,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes of the Company due 2008 and including any exchange notes issued by the Company in exchange for such Senior Subordinated Notes.

     "Substantially Owned Subsidiary" a Subsidiary of the Company in which the Company owns not less than 90% of the Equity Interests and Voting Equity Interests thereof.

     "TapeTech" means TapeTech Tool Co. Inc., a Delaware corporation.

     "Target" has the meaning specified in Section 5.04.

     "Target EBITDA" means, with respect to a Target determined on a consolidated basis for the most recently completed 12 month period prior to the date of determination, without duplication, the result of net income less any non-cash income to the extent included in determining net income and without giving effect to any non-recurring items, extraordinary gains or losses from the sale of assets or write down in the value of assets owned by the Target for such period plus depreciation, amortization, Target Interest Expenses (as hereinafter defined), taxes, and other non-cash charges for such period to the extent deducted in determining net income. For purposes of this definition, "Target Interest Expenses" means, with respect to the Target determined on a consolidated basis, for any period the total interest expense for such period determined in conformity with GAAP and including any interest expense attributable to Target Capitalized Lease Obligations (as hereinafter defined). "Target Capitalized Lease Obligations" means all lease or rental obligations of the Target which, pursuant to GAAP, are capitalized for balance sheet purposes.

     "Term Loan" has the meaning specified in Section 2.03(a).

     "Term Loan Commitment" means, with respect to the Term Loan and as to any Lender, the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Term Loan" aggregating $35,000,000.00.

     "Term Loan Lender" means any Lender having a Term Loan Commitment hereunder.

     "Term Loan Maturity Date" means June 30, 2004, unless accelerated pursuant to Section 9.02.

     "Term Note" has the meaning specified in Section 2.05(b).

     "Total Commitment" shall mean the sum of the Lenders' Term Loan Commitments, ESOP Loan Commitments, Acquisition Facility Commitments and Total Revolving Credit Commitments, as the same may be reduced from time to time in accordance with the provisions of this Agreement.

     "Total Debt" means, as to any Person at any time, without duplication, all outstanding Indebtedness for borrowed money, all outstanding obligations evidenced by bonds, debentures, notes, or other similar instruments, all Capitalized Lease Obligations, and all guaranties of outstanding Indebtedness for borrowed money or Capitalized Lease Obligations (without regard to maturity) of other Persons.

     "Total Revolving Credit Commitment" means $15,000,000 as same may be reduced pursuant to Section 4.02 or 4.03.

     "Type" has the meaning specified in Section 1.02.

     "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the value of the benefit liabilities under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets of the Plan, determined in accordance with section 412 of the Code.

     "Unutilized Commitment" at, any time, means (a) with respect to Revolving Credit Loans, the Total Revolving Credit Commitment less Letter of Credit Obligations less the outstanding Advances under the Revolving Credit Loans as same may be reduced pursuant to Section 4.02 or 4.03, and (b) during the Acquisition Facility Funding Period, with respect to the Acquisition Facility Loans, the Lenders' Acquisition Facility Commitments less the outstanding Advances under the Acquisition Facility Loans as same may be reduced pursuant to
Section 4.02.

     "Voting Equity Interests" means the Equity Interests in a corporation or other Person with voting power under ordinary circumstances for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     SECTION 1.02 Type of Advances. Advances hereunder are distinguished by "Type". The Type of an Advance refers to the determination whether such Advance is a LIBOR Rate Advance or an Alternate Base Rate Advance.

     SECTION 1.03. Accounting Terms. All accounting terms not defined herein shall be construed in accordance with GAAP, as applicable, and all calculations required to be made hereunder and all financial information (other than projections) required to be provided hereunder shall be done or prepared in accordance with GAAP, except as otherwise specified herein.

     SECTION 1.04. Miscellaneous. In determining whether or not an item or event is "material" under this Agreement, due consideration shall be taken into account of insurance, indemnity, escrow or similar arrangements to the extent that they are then available with respect to such item or event.

                                  ARTICLE II
                                   THE LOANS

     SECTION 2.01 The Revolving Credit Loans. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees at any time and from time to time on and after the Effective Date and prior to the Revolving Credit Maturity Date, to make and maintain revolving credit loans (the "Revolving Credit Loans") up to the amount of such Lender's Revolving Credit Commitment to the Company, which Loans (1) shall, at the option of the Company, be made and maintained pursuant to one or more Advances comprised of Alternate Base Rate Advances or LIBOR Rate Advances; provided that all Loans comprising all or a portion of the same Advance shall when made be of the same Type, (2) in the case of any LIBOR Rate Advance, shall be made in the minimum amount of $1,000,000 and integral multiples of $100,000, (3) in the case of any Alternate Base Rate Advance, shall be made in the minimum amount of $250,000 (or if less, in the aggregate amount of the Unutilized Commitment) and integral multiples of $50,000, and (4) may be repaid and, so long as no Default or Event of Default exists hereunder, reborrowed, at the option of the Company in accordance with the provisions hereof. Notwithstanding the foregoing, the aggregate outstanding principal balance of all Revolving Credit Loans plus the Letter of Credit Obligations shall not exceed the lesser of the Borrowing Base then in effect and the Total Revolving Credit Commitment. There shall be no further Advances after the Revolving Credit Maturity Date.

     SECTION 2.02 Acquisition Facility Loans. Subject to the terms and conditions hereof each Acquisition Facility Lender severally agrees at any time and from time to time on and after the Effective Date and prior to the expiration of the Acquisition Facility Funding Period, to make and maintain term loans in an amount up to such Lender's Acquisition Facility Commitment (the "Acquisition Facility Loans") to the Company for the purpose of funding Permitted Acquisitions, which Loans (1) shall, at the option of the Company, be made and maintained pursuant to one or more Advances comprised of Alternate Base Rate Advances or LIBOR Rate Advances; provided that all Loans comprising all or a portion of the same Advance shall when made be of the same Type, (2) in the case of any LIBOR Rate Advance, shall be made in the minimum amount of $1,000,000 and integral multiples of $100,000, (3) in the case of any Alternate Base Rate Advance, shall be made in the minimum amount of $250,000 (or if less, in the aggregate amount of the unutilized Acquisition Facility Commitments) and integral multiples of $50,000, and (4) once repaid may not be reborrowed. Notwithstanding the foregoing, the aggregate outstanding principal balance of all Acquisition Facility Loans shall not exceed the Lenders' Acquisition Facility Commitments.

     SECTION 2.03 The Term Loan and the ESOP Loan.

     (a) Term Loan. Subject to the terms and conditions herein set forth, each Term Loan Lender agrees to make and maintain a term loan in the amount of such Lender's Term Loan Commitment (the "Term Loan") to the Company. The Term Loan shall be fully advanced on the Effective Date, and no Term Loan Lender shall have an obligation to make any additional Advance under the Term Loan after such date. Any amount repaid under the Term Loan may not be reborrowed. All amounts outstanding under the Term Loan shall at the option of the Company, be made and maintained as Alternate Base Rate Advances or LIBOR Rate Advances; provided that all Loans comprising all or a portion of the same Advance shall when made be of the same Type.

     (b) The ESOP Loan. Subject to the terms and conditions herein set forth, each ESOP Lender agrees to make and maintain a term loan in the amount of such Lender's ESOP Loan Commitment (the "ESOP Loan") to the Company. The ESOP Loan shall be fully advanced on the Effective Date, and no ESOP Lender shall have an obligation to make any additional Advance under the ESOP Loan after such date. Any amount repaid under the ESOP Loan may not be reborrowed. All amounts outstanding under the ESOP Loan shall at the option of the Company, be made and maintained as Alternate Base Rate Advances or LIBOR Rate Advances;

provided that all Loans comprising all or a portion of the same Advance shall when made be of the same Type.

     SECTION 2.04 Notice of Advance.

          (a) Revolving Credit Loans. Whenever the Company requires an Advance under the Revolving Credit Loans, it shall give written notice thereof (a "Notice of Advance") (or telephonic notice promptly confirmed in writing) to the Agent (i) in the case of an Alternate Base Rate Advance, not later than 11:00 a.m. (Houston, Texas time) on the date of such Advance and (ii) in the case of a LIBOR Rate Advance, not later than 11:00 a.m. (Houston, Texas time) three (3) Business Days prior to the date of such Advance. Each Notice of Advance shall be irrevocable and shall be in the form of Exhibit 2.04 hereto, specifying (A) the aggregate principal amount of the Advance to be made, (B) the Advance Date for such Advance (which shall be a Business Day), (C) whether it is to be an Alternate Base Rate Advance or a LIBOR Rate Advance and (D) if the proposed Advance is to be a LIBOR Rate Advance, the initial Interest Period to be applicable thereto. The Agent shall promptly give the Revolving Credit Lenders written notice or telephonic notice (promptly confirmed in writing) of each proposed Advance, of each Revolving Credit Lender's proportionate share thereof and of the other matters covered by each Notice of Advance.

          (b) Acquisition Facility Loans. Whenever the Company requires an Advance under the Acquisition Facility Loans during the Acquisition Facility Funding Period, it shall give written notice thereof (or telephonic notice promptly confirmed in writing) to the Agent (i) in the case of an Alternate Base Rate Advance, not later than 11:00 a.m. (Houston, Texas time) on the date of such Advance and (ii) in the case of a LIBOR Rate Advance, not later than 11:00 a.m. (Houston, Texas time) three (3) Business Days prior to the date of such Advance. Each such notice shall be irrevocable, shall specify the aggregate principal amount of such Advance and the date of such Advance (which shall be a Business Day) and shall specify, (A) the aggregate principal amount of the Advance to be made, (B) the date of such Advance (which shall be a Business
Day), (C) whether it is to be an Alternate Base Rate Advance or a LIBOR Rate Advance and (D) if the proposed Advance is to be a LIBOR Rate Advance, the initial Interest Period to be applicable thereto. The Agent shall promptly give the Acquisition Facility Lenders written notice or telephonic notice (promptly confirmed in writing) of each proposed Acquisition Facility Loan, of each Acquisition Facility Lender's proportionate share thereof and of the other matters covered by each such notice.

     SECTION 2.05 The Notes.

          (a) The Company's obligations to repay the Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a revolving credit promissory note duly executed and delivered by the Company to each Revolving Credit Lender substantially in the form of Exhibit 2.05A hereto (each a "Revolving Credit Note" and collectively, the "Revolving Credit Notes"), and each Revolving Credit Note shall (i) be payable to the order of such Lender,
(ii) be in a stated principal amount equal to the Revolving Credit Commitment of such Lender, (iii) be payable prior to maturity as provided herein and mature on the Revolving Credit Maturity

Date, (iv) bear interest as provided in the appropriate clause of Section 2.12 and (v) be entitled to the benefits of this Agreement and the other Loan Documents.

          (b) The Company's obligation to repay the Term Loan made by each Term Loan Lender shall be evidenced by a term promissory note duly executed and delivered by the Company to each Term Loan Lender substantially in the form of
Exhibit 2.05B hereto (each a "Term Note" and collectively, the "Term Notes"), and each Term Note shall (i) be payable to the order of such Lender, (ii) be in a stated principal amount equal to the Term Loan Commitment of such Lender,
(iii) be payable prior to maturity as provided herein and mature on the Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of
Section 2.12 and (v) be entitled to the benefits of this Agreement and the other Loan Documents.

          (c) The Company's obligation to repay the ESOP Loan made by each ESOP Lender shall be evidenced by a term promissory note duly executed and delivered by the Company to each ESOP Lender substantially in the form of Exhibit 2.05C hereto (each an "ESOP Note" and collectively, the "ESOP Notes"), and each ESOP Note shall (i) be payable to the order of such Lender, (ii) be in a stated principal amount equal to the ESOP Loan Commitment of such Lender, (iii) be payable prior to maturity as provided herein and mature on the ESOP Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of
Section 2.12 and (v) be entitled to the benefits of this Agreement and the other Loan Documents.

          (d) The Company's obligation to repay the Acquisition Facility Loans made by the Acquisition Facility Lender shall be evidenced by a promissory note duly executed and delivered by the Company to the Acquisition Facility Lender substantially in the form of Exhibit 2.05D hereto (each an "Acquisition Facility Note" and collectively, the "Acquisition Facility Notes"), and shall (i) be in a stated principal amount equal to the Acquisition Facility Commitment of such Lender, (ii) be payable prior to maturity as provided herein and mature on the Acquisition Facility Maturity Date, (iii) bear interest as provided in the appropriate clause of Section 2.12 and (iv) be entitled to the benefits of this Agreement and the other Loan Documents.

     SECTION 2.06 Disbursement of Funds.

          (a) With respect to any Advance to be made under any Loan, no later than 1:00 p.m. (Houston, Texas time) on any Advance Date, each Lender shall make available its pro rata portion of the amount of such Advance in U.S. dollars and in immediately available funds at the Payment Office. The Agent shall immediately credit the amounts so received as directed by the Company.

          (b) Unless the Agent shall have been notified by any Lender prior to disbursement of an Advance by the Agent that such Lender does not intend to make available to the Agent such Lender's portion of the Advance to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such Advance Date and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two (2) Business Days after demand therefor. The Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to, (i) as to any Lender, the Federal Funds Effective Rate on the date of such Advance and (ii) as to the Company, at the LIBOR Rate or Alternative Base Rate, as the case may be, applicable to such Advance plus the applicable Margin. Nothing herein shall be deemed to relieve any Lender from its obligation for its Commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

     SECTION 2.07 Conversions and Continuances. Subject to the provisions of
Section 2.17 hereof, the Company shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of one Type of Advance into another Type of Advance or continue all or a portion of any LIBOR Advance for an additional Interest Period or Interest Periods, provided, no Advances may be converted into or continued as LIBOR Rate Advances if an Event of Default is in existence on the date of the conversion or continuation. Except as provided in Section 2.13(b), each such conversion or continuation shall be effective by the Company giving the Agent written notice (each a "Notice of Conversion") (a) prior to 11:00 a.m. (Houston, Texas time) at least three (3) Business Days prior to the date of such conversion in the case of conversion or continuation into or continuance as a LIBOR Rate Advance and (b) prior to 11:00 a.m. (Houston, Texas time) on the date of such conversion in the case of a conversion into an Alternate Base Rate Advance, specifying each Advance (or portions thereof) to be so converted or continued and, if to be converted into or continued as a LIBOR Rate Advance, the Interest Period to be initially applicable thereto. The Agent shall thereafter promptly notify each affected Lender of such Notice of Conversion. In no event shall there be more than five
(5) LIBOR Rate Advances outstanding at any time.

     SECTION 2.08 Mandatory Repayments.

          (a) The Revolving Credit Notes. All outstanding principal (and any accrued, unpaid interest) on the Revolving Credit Notes shall be due and payable on the Revolving Credit Maturity Date. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the aggregate outstanding principal balance of the Revolving Credit Notes plus the Letter of Credit Obligations shall not exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment. The Revolving Credit Lenders shall never be required to make any Advance under the Revolving Credit Loans or issue any Letter of Credit that would cause the aggregate outstanding principal balance of the Revolving Credit Notes plus the Letter of Credit Obligations at any time exceeds the lesser of the Borrowing Base and the Total Revolving Credit Commitment, the Company shall immediately repay the principal of the Revolving Credit Notes in an amount at least equal to such excess. If after giving effect to any such principal repayment the Letter of Credit Obligations exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment, the Company shall pay an amount of cash equal to such excess to the Agent to be held as security for the Letter of Credit Obligations, which shall be refunded once the lesser of the Borrowing Base or the total Revolving Credit Commitment is greater than the aggregate outstanding principal balance of the Revolving Credit Notes plus the Letter of Credit Obligations.

     (b) Term Notes. (i) Outstanding principal on the Term Notes shall be due and payable on each Designated Payment Date commencing December 31, 1998, in such aggregate amounts and for such periods as follows:

                  DESIGNATED        TERM LOAN INSTALLMENT DUE ON
                 PAYMENT DATE       EACH DESIGNATED PAYMENT DATE
                 ------------       ----------------------------

               December 31, 1998            $  833,333
               March 31, 1999               $  833,333
               June 30, 1999                $  833,334

               September 30, 1999           $1,000,000
               December 31, 1999            $1,000,000
               March 31, 2000               $1,000,000
               June 30, 2000                $1,000,000

               September 30, 2000           $1,375,000
               December 31, 2000            $1,375,000
               March 31, 2001               $1,375,000
               June 30, 2001                $1,375,000

               September 30, 2001           $1,687,500
               December 31, 2001            $1,687,500
               March 31, 2002               $1,687,500
               June 30, 2002                $1,687,500

               September 30, 2002           $1,875,000
               December 31, 2002            $1,875,000
               March 31, 2003               $1,875,000
               June 30, 2003                $1,875,000

               September 30, 2003           $2,187,500
               December 31, 2003            $2,187,500
               March 31, 2004               $2,187,500

               Term Loan Maturity Date   All remaining principal balance

     (c) The ESOP Notes. Outstanding principal on the ESOP Notes shall be due and payable on each Designated Payment Date commencing September 30, 1998, in equal installments of $93,750.00 in the aggregate for all ESOP Lenders. All outstanding principal (and any accrued, unpaid interest) on the ESOP Notes shall be due and payable on the ESOP Loan Maturity Date.

          (d) The Acquisition Facility Notes. The aggregate principal amount of the Acquisition Facility Loans as of the last day of the Acquisition Facility Funding Period ("Acquisition Facility Total Draw Amount"), shall be payable on each Designated Payment Date commencing September 30, 2001 in such aggregate amounts and for such Designated Payment Date as follows:

                                         PERCENTAGE OF ACQUISITION FACILITY
                DESIGNATED                    TOTAL DRAW AMOUNT DUE ON
               PAYMENT DATE                 EACH DESIGNATED PAYMENT DATE
     ----------------------------------    -------------------------------
     September 30, 2001                                6.25%
     December 31, 2001                                 6.25%
     March 31, 2002                                    6.25%
     June 30, 2002                                     6.25%

     September 30, 2002                                8.75%
     December 31, 2002                                 8.75%
     March 31, 2003                                    8.75%
     June 30, 2003                                     8.75%

     September 30, 2003                                10.0%
     December 31, 2003                                 10.0%
     March 31, 2004                                    10.0%

     Acquisition Facility Maturity Date    All remaining principal balance

     SECTION 2.09 Prepayments.

          (a) Voluntary Prepayments. The Company shall have the right to voluntarily prepay Advances in whole or in part upon giving, in the case of a LIBOR Rate Advance, two (2) Business Days' prior written notice to the Agent and in the case of an Alternate Base Rate Advance written notice by 11:00 a.m. (Houston, Texas time) on day of such prepayment to the Agent. Upon receipt of such notice, the Agent shall promptly notify each applicable Lender of the contents thereof and of such Lender's percentage participation of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein and (a) no LIBOR Rate Advance may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Company pays to the Agent for the benefit of the affected Lenders, all sums necessary to compensate such Lenders for all costs and expenses resulting from such prepayment, as reasonably determined by such Lenders, including but not limited to those costs described in Section 2.17 hereof; (b) each partial prepayment shall be made (i) in the case of a prepayment of a LIBOR Rate Advance, in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000, and (ii) in the case of a prepayment of an Alternate Base Rate Advance, in a minimum aggregate amount of $250,000 and integral multiples of $50,000; and (c) during the Acquisition Facility Funding Period, each prepayment of any Loans, other than Revolving Loans shall be applied pro rata to each remaining principal installment of the Term Loan and the ESOP Loan. After the Acquisition Facility Funding Period, each prepayment of any Loans, other than Revolving Loans shall be applied pro rata to each remaining principal installment of the Term Loan, ESOP Loan and Acquisition Facility Loans until repayment of the Term Loan, ESOP Loan and Acquisition Facility Loans in full. The amount of the Term Loan, ESOP Loan and Acquisition Facility Loan prepaid may not be reborrowed.

          (b) Mandatory Prepayments. The Company shall prepay the Loans in amounts equal to:

              (i) 100% of the net cash proceeds of all asset sales or other dispositions (except sales of Inventory and surplus or obsolete assets in the ordinary course of business that do not prejudice the Lenders in any material way and dispositions permitted under subparagraphs (a)-(f) of
     Section 8.02) generating net after-tax proceeds individually or in the aggregate in excess of $1,000,000 per annum by the Company or any of its Subsidiaries (such prepayment to be made on or before the fifth day following the day of the receipt of such proceeds by the Company or any of its Subsidiaries);

              (ii) 100% of the net cash proceeds of all sale/leaseback transactions by the Company, the Parent or any of their respective Subsidiaries in the aggregate in excess of $1,000,000 per annum (such prepayment to be made on or before the fifth day following the day of the receipt of such proceeds by the Company or any of its Subsidiaries);

              (iii) 50% of Excess Cash Flow for the immediately preceding fiscal year (such prepayment to be made on or before each April 15 beginning April 15, 1999);

              (iv) 100% of the net cash proceeds of any debt financing of the Company or its Subsidiaries excluding Indebtedness permitted under subparagraphs (a)-(i) of Section 8.03 (such prepayment to be made on or before the fifth day following the day of the receipt of such proceeds by the Company or any of its Subsidiaries); and

              (v) 100% of the aggregate net cash proceeds of each Casualty Event to the extent that the aggregate amount of net cash proceeds of all Casualty Events exceeds $1,000,000 during any fiscal year (unless (A) the Company has notified the Agent in writing, prior to the Company's receipt of such proceeds, that the Company intends to apply such proceeds toward replacement, restoration, rebuilding or repair of the damaged property within one hundred eighty (180) days after the receipt of such net cash proceeds and (B) at all times prior to such application of the proceeds, to the extent that such proceeds are in excess of $1,000,000 with respect to any Casualty Event, they are deposited in an escrow account with a financial institution acceptable to the Agent and are encumbered by a perfected first priority security interest in favor of the Agent for the benefit of the Lenders not subject to any other Liens), such prepayment to be made on or before the fifth day following the day of the receipt of such proceeds by the Company or any of its Subsidiaries.

          (c) Any prepayments required by paragraph (b) above shall be applied first to outstanding Alternate Base Rate Advances up to the full amount thereof, then to outstanding LIBOR Rate Advances up to the full amount thereof and then as cash collateral for outstanding Letters of Credit up to the full amount of the Letter of Credit Obligations then existing, such cash collateral to be held by the Agent for the benefit of the Lenders in a special cash collateral account.

          (d) During the Acquisition Facility Funding Period all mandatory prepayments shall be applied pro rata to each remaining principal installment of the Term Loan and the ESOP Loan until repayment of the Term Loan and ESOP Loan in full, then to the Revolving Credit Loans. After the Acquisition Facility Funding Period, all mandatory prepayments shall be applied pro rata to each remaining principal installment of the Term Loan, ESOP Loan and Acquisition Facility Loans until repayment of the Term Loan, ESOP Loan and Acquisition Facility Loans in full, then to the Revolving Credit Loans. The amount of the Term Loan, ESOP Loan and Acquisition Facility Loan prepaid may not be reborrowed.

     SECTION 2.10 Method and Place of Payments. (a) Except as otherwise specifically provided herein, all payments under this Agreement due from the Company shall be made to the Agent for the benefit of the affected Lenders, not later than 11:00 a.m. (Houston, Texas time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Payment Office.

          (b) Except with respect to withholdings of United States taxes, as provided in Section 2.18, all payments (whether of principal, interest, Fees, reimbursements or otherwise) by the Company, under this Agreement shall be made without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority. Except with respect to withholdings of United States taxes as provided in
Section 2.18, if the making of such payments by the Company is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Company shall pay to the Agent, on the date of each such payment, such additional amounts (without duplication of any amounts required to be paid by the Company pursuant to Section 2.16 or Section 3.04) as may be necessary in order that the net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Company shall confirm that all applicable taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to the Agent within thirty (30) days after payment of any applicable tax. Notwithstanding the foregoing, in no event shall the compensation payable under this Section 2.10(b) (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate. Each Lender agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Loans due to it affected by any matter described in this section 2.10, if such designation will avoid or reduce the liability of the Company to such Lender under this
Section 2.10 so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

     SECTION 2.11 Pro Rata Advances/Payments. All Advances under this Agreement shall be incurred from the affected Lenders pro rata, and all payments in respect of any Loan from the Company to the Agent shall be applied, on the basis of the Lenders' respective percentage participations in the Revolving Credit Commitment, the ESOP Loan Commitment, the Term Loan Commitment or the Acquisition Facility Commitment, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Advances hereunder and that each Lender shall be obligated to make the Advances provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

     SECTION 2.12 Interest. (a) Subject to Section 11.08, the Company agrees to pay interest on the total outstanding principal balance from time to time of all Alternate Base Rate Advances from the date of each respective Advance to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate in effect from time to time plus the applicable Margin as such applicable Margin may change from time to time. If the Alternate Base Rate is based on the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. If the Alternate Base Rate is based on the Federal Funds Effective Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          (b) Subject to Section 11.08, the Company agrees to pay interest on the total outstanding principal balance of all LIBOR Rate Advances from time to time from the date of each respective Advance to maturity (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable LIBOR Rate for such Interest Period plus the applicable Margin. The applicable LIBOR Rate shall be fixed for each Interest Period and shall not change during said Interest Period but the applicable Margin, which is added to the LIBOR Rate to determine the total interest payable to the affected Lender, shall be adjusted, effective on the first day of each Margin Period, whether or not said adjustment occurs at a time other than the beginning of an Interest Period.

          (c) Subject to Section 11.08, overdue principal and to the extent permitted by law, overdue interest in respect of any Advance and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate.

          (d) Interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof and shall be payable (i) in respect of LIBOR Rate Advances (A) on the last day of the Interest Period applicable thereto and, in the case of any Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period and on the last day of the Interest Period and (B) on the date of any voluntary or mandatory repayment of the Term Loan or any conversion or continuance to the extent of interest accrued on such amount prepaid, converted or continued, (ii) in respect of Alternate Base Rate Advances (A) on each Designated Payment Date and (B) on the date of any voluntary or mandatory repayment to the extent of interest accrued on such amount prepaid, and (iii) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the LIBOR Rate for any Interest Period, shall notify the Company thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Advances set forth in the immediately preceding paragraph, the Agent shall notify the Company of the amount of interest due by the Company on all outstanding Advances on the applicable due date, but any failure of the Agent to so notify the Company shall not reduce the Company's liability for the amount owed.

          (f) Subject to Section 11.08, the Company shall pay to the Agent for the account of each affected Lender, so long as the Lenders shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each such LIBOR Rate Advance from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Highest Lawful Rate and (ii) the remainder obtained by subtracting (A) the LIBOR Rate for such Interest Period from (B) the rate obtained by dividing such LIBOR Rate referred to in clause (A) above by that percentage equal to 100% minus the Reserve Percentage of such Lender for such Interest Period. Such additional interest (i) shall be determined by such Lender as incurred, (ii) shall be evidenced by a certificate setting forth in reasonable detail the amount thereof, based on the foregoing calculation, and
(iii) shall be payable upon demand therefor by the Company to such Lender. Each determination by such Lender of additional interest due under this Section 2.12(f) shall be conclusive and binding for all purposes in the absence of manifest error.

     SECTION 2.13 Interest Periods. (a) At the time the Company gives any Notice of Advance or Notice of Conversion in respect of the making of, or conversion into, a LIBOR Rate Advance, the Company shall have the right to elect, by giving the Agent on the dates and at the times specified in Section 2.04 or Section 2.07, as the case may be, notice of the interest period (each an "Interest Period") applicable to such LIBOR Rate Advance, which Interest Period shall be either a one, two, three or six-month period; provided, that:

              (i) the Initial Interest Period for any LIBOR Rate Advance shall commence on the date of such LIBOR Rate Advance (including the date of any conversion thereto or continuance thereof pursuant to Section 2.07); each Interest Period occurring thereafter in respect of such LIBOR Rate Advance shall commence on the expiration date of the immediately preceding Interest Period;

              (ii) if any Interest Period relating to a LIBOR Rate Advance begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

              (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such interest Period shall expire on the next succeeding Business Day, provided, that if there are no more Business Days in that month, the Interest Period shall expire on the proceeding Business Day; and

              (iv) no Interest Period for Advances shall extend beyond the Revolving Credit Maturity Date, Term Loan Maturity Date, Acquisition Facility Maturity Date or ESOP Loan Maturity Date, as the case may be.

          (b) If, upon the expiration of any Interest Period applicable to a LIBOR Rate Advance, the Company has failed to elect a new Interest Period to be applicable to such Advance as provided above, the Company shall be deemed to have elected to convert such Advance into an Alternate Base Rate Advance effective as of the expiration date of such current Interest Period.

     SECTION 2.14 Interest Rate Not Ascertainable. In the event that the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the LIBOR interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then, and in any such event, the Agent shall forthwith give notice to the Company and to the Lenders of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make LIBOR Rate Advances shall be suspended.

     SECTION 2.15 Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or its LIBOR Lending Office to make or maintain any LIBOR Rate Advance or to give effect to its obligations as contemplated hereby, then, by prompt written notice to the Company, such Lender may:

              (i) declare that LIBOR Rate Advances will not thereafter be made by such Lender hereunder, whereupon the Company shall be prohibited from requesting LIBOR Rate Advances from such Lender hereunder (and instead, any request for a LIBOR Rate Advance, as to such Lender, shall be deemed to be a request for an Alternate Base Rate Advance), unless such declaration is subsequently withdrawn; and

              (ii) require that all outstanding LIBOR Rate Advances made by such Lender be converted to Alternate Base Rate Advances, in which event
     (A) all such LIBOR Rate Advances made by such Lender shall be automatically converted to Alternate Base Rate Advances as of the effective date of such notice as provided in paragraph (b) below (or if so designated by such Lender in such notice, effective as of another date) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Rate Advances shall instead be applied to repay the Alternate Base Rate Advances resulting from the conversion of such LIBOR Rate Advances.

          (b) For purposes of this Section 2.15, a notice to the Company by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

     SECTION 2.16 Increased Costs, Taxes or Capital Adequacy Requirements. (a) If, after the Execution Date, the application or effectiveness of any applicable law or regulation or compliance by any Lender with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to such Lender of the principal of or interest on any LIBOR Rate Advance made by such Lender or any other Fees or amounts payable hereunder (other than taxes imposed or measured on the overall net or gross income or revenue of such Lender or its Applicable Lending Office or franchise taxes imposed upon it by the jurisdiction in which such Lender or its Applicable Lending Office has an office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement with respect to any LIBOR Rate Advance made by such Lender against assets of, deposits with or for the account of, or credit extended by, such Lender (without duplication of any amounts paid pursuant to Section 2.12(f) or (iii) shall impose on such Lender any other condition affecting this Agreement or any LIBOR Rate Advance made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining its Revolving Credit Commitment, Term Loan Commitment, ESOP Loan Commitment or the Acquisition Facility Commitment, as the case may be, or of making or maintaining any LIBOR Rate Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Company shall pay to such Lender such additional amount as will compensate it for such increase or reduction upon demand.

          (b) If any Lender shall have determined in good faith that any change after the Execution Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof or compliance with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the Execution Date has or would have the effect of reducing the rate of return on the capital of such Lender as a consequence of, or with reference to, such Lender's obligations hereunder to a level below that which it could have achieved but for such change by an amount deemed in good faith by such Lender to be material, then, from time to time, the Company shall pay to the Agent for the benefit of such Lender such additional amount as will reasonably compensate it for such reduction upon demand.

          (c) Each Lender will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle it to compensation pursuant to this Section 2.16, as promptly as practicable. A certificate (i) stating that the compensation sought to be recovered pursuant to this Section
2.16 is generally being charged to other similarly situated customers and (ii) setting forth in reasonable detail the amount necessary to compensate the Lender in question as specified in paragraph (a) or (b) above, as the case may be, and the calculation of such amount under clause (a)(i), shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate upon demand. The failure on the part of any Lender to demand increased compensation with respect to any Interest Period shall not constitute a waiver of the right to demand compensation thereafter, provided that with respect to events occurring prior to any notice as to such events given under this Section 2.16(c), such Lenders shall only be entitled to recover compensation for such events occurring over a period of 120 days. Upon the request of the Company, each Lender agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Loans due to it affected by the matter described in Sections 2.16(a) and 2.16(b), if such designation will avoid or reduce the liability of the Company to such Lender under this Section 2.16 so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

          (d) Except as expressly provided in Section 2.16(c) failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivables or reduction in return on capital with respect to such Interest Period or any other Interest Period.

     SECTION 2.17 LIBOR Advance Prepayment and Default Penalties. Subject to
Section 11.08, the Company shall indemnify each Lender against any loss or expense (other than loss of profit) which it may sustain or incur as a consequence of (a) an advance of, or a conversion into, or a continuance of, LIBOR Rate Advances that does not occur on the date specified therefor in a Notice of Advance or Notice of Conversion, (b) any payment, prepayment or conversion of a LIBOR Rate Advance required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period or (c) any default in the payment or prepayment of the principal amount of any LIBOR Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise). Such loss or expense shall include the amount equal to the excess determined by each Lender of (i) its cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the LIBOR Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the Advance which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as determined by each Lender) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be.

     The Agent on behalf of the Lenders, will notify the Company of any loss or expense which will entitle the Lenders to compensation pursuant to this Section 2.17, as promptly as is practicable. A certificate of any Lender setting forth any amount which it is entitled to receive pursuant to this Section 2.17 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of the Lenders the amount shown as due on any certificate upon demand. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.17 shall survive the termination of this Agreement and the assignment of any of the Notes. The failure on the part of any Lender to demand compensation with respect to this Section 2.17 shall not constitute a waiver of the right to demand compensation thereafter, provided that with respect to any loss or expense incurred prior to any notice as to such loss or expense given under this Section 2.17, such Lender shall only be entitled to recover compensation for such loss or expense incurred over a period of 120 days.

     SECTION 2.18 Tax Forms. With respect to each Lender (including, but not limited to, any Lender added by assignment pursuant to Section 11.10) which is organized under the laws of a jurisdiction outside the United States, on the date of the initial Advance hereunder, and from time to time thereafter if requested by the Company or the Agent, each such Lender (including assignees of any thereof from time to time) shall provide the Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Company and the Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Company and the Agent have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                                  ARTICLE III
                               LETTERS OF CREDIT

     SECTION 3.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Issuing Bank agrees that it will at any time and from time to time on or after the Effective Date and prior to the Revolving Credit Maturity Date, following its receipt of a Letter of Credit Request and Application for Letter of Credit, issue for the account of the Company and in support of the obligations of the Company or any of its Subsidiaries, one or more letters of credit (the "Letters of Credit"), up to a maximum amount outstanding at any one time for all Letters of Credit of $2,000,000, provided that the Issuing Bank shall not issue any Letter of Credit if at the time of such issuance: (i) Letter of Credit Obligations shall be greater than an amount which, when added to all Advances under the Revolving Credit Notes then outstanding, would exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment or (ii) the expiry date or, in the case of any Letter of Credit containing an expiration date that is extendible at the option of the Issuing Bank, the initial expiry date, of such Letter of Credit is a date that is later than the Revolving Credit Maturity Date, provided, further, the Carryover Letters of Credit each shall be deemed to have been issued under this Agreement and constitute a part of the Obligations.

          (b) The Issuing Bank shall neither renew or extend nor permit the renewal or extension of any Letter of Credit (which renewal or extension will not be for any period ending after the Revolving Credit Maturity Date) if any of the conditions precedent to such renewal set forth in Section 5.02 are not satisfied or waived or, after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the Revolving Credit Maturity Date.

     SECTION 3.02 Letter of Credit Requests. (a) Whenever the Company desires that a Letter of Credit be issued for its account or that the existing expiration date shall be extended, it shall give the Issuing Bank (with copies to be sent to the Agent and each other Revolving Credit Lender) (i) in the case of a Letter of Credit to be issued, at least five (5) Business Days' prior written request therefor and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, at least five (5) Business Days prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Company and shall be in the form of Exhibit
3.02 attached hereto (each a "Letter of Credit Request") and shall be accompanied by an Application for Letter of Credit therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or the Agent may reasonably request. Each Letter of Credit shall be denominated in U.S. dollars, shall expire no later than the date specified in Section 3.01, shall not be in an amount greater than is permitted under the clause (i) of Section 3.01(a) and shall be in such form as may be reasonably approved from time to time by the Issuing Bank and the Company.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of this Agreement. Unless the Issuing Bank has received notice from any Revolving Credit Lender before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in Article V are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank shall issue the requested Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Company and the Agent and the Agent shall notify each Revolving Credit Lender of such issuance or extension, which notices shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be.

     SECTION 3.03 Letter of Credit Participations. (a) All Letters of Credit issued subsequent hereto shall be deemed to have been sold and transferred by the Issuing Bank to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's percentage participation in the Revolving Credit Commitments) in each such Letter of Credit (including extensions of the expiry date thereof), each substitute Letter of Credit, each drawing made thereunder and the obligations of the Company under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Revolving Credit Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit, the same shall be considered an Alternate Base Rate Advance without further action by any Person. The Issuing Bank shall promptly notify the Agent, which shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender shall immediately pay to the Agent for the account of the Issuing Bank the amount of such Lender's percentage participation of such Advance. If any Revolving Credit Lender shall not have so made its percentage participation available to the Agent, such Lender agrees to pay interest thereon, for each day from such date until the date such amount is paid at the lesser of (i) the Federal Funds Effective Rate and (ii) the Highest Lawful Rate.

          (d) The Issuing Bank shall not be liable for, and the obligations of the Company and the Revolving Credit Lenders to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall not be subject to, any qualification or exception whatsoever, including any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Agent, any Issuing Bank, any Revolving Credit Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

               (v) the occurrence of any Default or Event of Default.

          (e) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT SUCH ISSUING BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (OTHER THAN WITH RESPECT TO ANY CLAIMS BY THE ISSUING BANK AGAINST ANY SUCH OFFICER, DIRECTOR, EMPLOYEE OR AGENT THEREOF) SHALL BE INDEMNIFIED AND HELD HARMLESS FROM, SUBJECT TO THE SAME TYPE OF PROTECTIONS SET FORTH IN SECTION 11.05(B), ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE, BUT NOT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Issuing Bank to the Company.

     SECTION 3.04 Increased Costs. (a) Notwithstanding any other provision herein, but subject to Section 11.08, if any Revolving Credit Lender shall have determined in good faith that any change after the Execution Date of any law, rule, regulation or guideline or the application or effectiveness of any applicable law or regulation or any change after the Execution Date in the interpretation or administration thereof, or compliance by any Revolving Credit Lender (or any lending office of such Lender) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) issued after the Effective Date either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or participated in, by any Revolving Credit Lender or (ii) shall impose on any Revolving Credit Lender any other conditions (without duplication of taxes covered in Section 2.16(a)(i) and excluding the taxes specifically excluded in the parenthetical clause in
Section 2.16(a)(i) affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Revolving Credit Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by any Revolving Credit Lender hereunder with respect to Letters of Credit, by an amount deemed by such Lender to be material, then, from time to time, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will reasonably compensate such Lender for such increased cost or reduction by such Lender.

          (b) Each Revolving Credit Lender will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to subsection (a) above, as promptly as practicable. A certificate of such Lender (i) stating that the compensation sought to be recovered pursuant to this Section 3.04 is generally being charged to other similarly situated customers and (ii) setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender as specified in subsection (a) above shall be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate upon demand; provided that with respect to events occurring prior to any notice as to such events given under the Section 3.04(b), such Lender shall only be entitled to recover compensation for such events occurring over a period of 120 days.

          (c) Except as expressly provided in Section 3.04(b), failure on the part of any Revolving Credit Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Letter of Credit shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Letter of Credit.

     SECTION 3.05 Conflict between Applications and Agreement. To the extent that any provision of any application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                                  ARTICLE IV
                               FEES; COMMITMENTS

     SECTION 4.01 Fees.

          (a) The Company agrees to pay to the Agent for the account of each Revolving Credit Lender a commitment fee (the "Revolving Credit Commitment Fee") for the period from and including the Effective Date to the Revolving Credit Maturity Date, computed at a rate per annum of three-eighths of one percent (0.375%) on the average daily unused amount of the outstanding Revolving Credit Commitments. Accrued Revolving Credit Commitment Fees shall be calculated to the day immediately preceding each Designated Payment Date and to the date the Total Revolving Credit Commitment is terminated. Revolving Credit Commitment Fees shall be due and payable in arrears (i) on each Designated Payment Date commencing on the first such date following the Execution Date and (ii) on the Revolving Credit Maturity Date.

          (b) The Company agrees to pay to the Agent for the account of each Acquisition Facility Lender a commitment fee (the "Acquisition Facility Commitment Fee") for the period from and including the Effective Date to the expiration of the Acquisition Facility Funding Period, computed at a rate per annum of three-eighths of one percent (0.375%) on the average daily unused amount of the outstanding Acquisition Facility Commitments. Accrued Acquisition Facility Commitment Fees shall be calculated to the day immediately preceding each Designated Payment Date and to the last day of the Acquisition Facility Funding Period. Acquisition Facility Commitment Fees shall be due and payable in arrears (i) on each Designated

Payment Date commencing on the first such date following the Execution Date and
(ii) on the last day of the Acquisition Facility Funding Period.

          (c) The Company agrees to pay Letter of Credit Fees to the Issuing Bank and each Lender in the applicable amount of the same payable thereto as set forth in the definition of Letter of Credit Fee set forth in Section 1.01. Accrued Letter of Credit Fees shall be due and payable in arrears (i) on each Designated Payment Date commencing on the first such date following the Execution Date and (ii) on the Revolving Credit Maturity Date, and shall be calculated on the basis of a 360-day year.

          (d) The Company agrees to pay to the Agent, for the account of Agent, in connection with its duties as Agent and its arrangement and syndication of this credit facility; and for the account of each Lender as consideration for such Lender making available the Loans, all of such fees as have been agreed to pursuant to the Agent's Letter.

          (e) In no event shall the Fees payable under this Section 4.01 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate.

     SECTION 4.02 Reduction of Total Commitment. Upon at least five (5) Business Days' prior written notice to the Agent, the Company shall have the right without premium or penalty, to reduce or terminate the Unutilized Commitment in part or in whole; provided, that (a) any such reduction shall reduce proportionately the Revolving Credit Commitment of each of the Revolving Credit Lenders or the Acquisition Facility Commitment of each of the Acquisition Facility Lenders, whichever is applicable and (b) any partial reduction shall be in the amount of $1,000,000 or integral multiples thereof.

     SECTION 4.03 Reduction of Total Revolving Credit Commitment. The Revolving Credit Commitments, if not sooner terminated, shall terminate on the Revolving Credit Maturity Date.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

     SECTION 5.01 Conditions Precedent to the Initial Advance. The obligation of each Lender to make its initial Advance to the Company is subject to the condition that the Agent shall have received the following, each in form and substance reasonably satisfactory to the Agent:

          (a) this Agreement executed by the Company;

          (b) one Revolving Credit Note for each Revolving Credit Lender, each executed by the Company and payable to the order of said Lender in the amount of its Revolving Credit Commitment;

          (c) one Term Note for each Term Loan Lender, each executed by the Company and payable to the order of said Lender in the amount of its Term Loan Commitment;

          (d) one ESOP Note for each ESOP Lender, each executed by the Company and payable to the order of said Lender in the amount of its ESOP Loan Commitment;

          (e) one Acquisition Facility Note for each Acquisition Facility Lender, each executed by the Company and payable to the order of said Lender in the amount of its Acquisition Facility Commitment;

          (f)  the Guaranty;

          (g) the Security Documents executed by the Company, the Subsidiaries, and the Parent, as the case may be, including all certificates evidencing shares of stock of the Company, and Subsidiaries pledged to the Agent for the benefit of the Lenders under the terms of any Security Document, together with related stock powers duly executed by the Parent and the Company, as the case may be;

          (h) a Borrowing Base Certificate dated as of May 31, 1998, executed by an authorized officer of the Company;

          (i) a Notice of Advance with respect to the initial Advance meeting the requirements of Section 2.04(a);

          (j) a certificate (i) of the secretary or an assistant secretary of each of the Parent, Finance Corp., AXIA and the Company and each of their respective Subsidiaries party hereto certifying (A) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect, of such Person, the bylaws, as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person, (1) authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is or will be a party and, as to the Company, the Advances to be made hereunder, (2) approving the forms of the Loan Documents to which it is or will be a party and which will be delivered at or prior to the date of the initial Advance, and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, and (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf and (ii) of a Responsible Officer of the Company certifying, (A) that there has been no change in the businesses or financial condition of AXIA and its Subsidiaries since December 31, 1997 which would reasonably be expected to have a Material Adverse Effect, and (B) that no Default or Event of Default shall have occurred and be continuing or would result from the initial Advance;

          (k) favorable, signed opinions addressed to the Agent and the Lenders from Bracewell & Patterson, L.L.P., counsel to Holding Co., the Parent, Finance Corp. and the

Company and their respective Subsidiaries, in form and substance satisfactory to the Agent and its counsel;

          (1) the Agent shall have received the payment for the Agent and the Lenders, as applicable, of all Fees and expenses agreed upon by such parties and the Company to be payable on or prior to the Execution Date;

          (m) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of the Parent, Finance Corp. and the Company and their respective Subsidiaries in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect;

          (n) a Solvency Certificate executed by the chief financial officer of the Company that, after giving effect to the Merger Agreement, the Company Merger and the transaction(s) contemplated thereby, (i) the aggregate fair value and present fair saleable value of the Company's assets would exceed the Company's total liabilities, including identified contingent liabilities; (ii) the Company is able to pay its debts as they become absolute and mature in the ordinary course of business; and (iii) the Company does not have an unreasonably small amount of capital to engage in its business, as management has indicated it is now conducted and is proposed to be conducted, following the consummation of the Acquisition;

          (o) Landlord Lien Waivers as required by the Agent for Inventory locations located on leasehold estates listed on Schedule 5.01(o);

          (p) copies of the executed Indenture evidencing the Subordinated Debt;

          (q) a copy of each opinion of counsel delivered in connection with the Merger Agreement either containing in the body thereof the right of the Agent and the Lenders to rely thereon or accompanied by a letter from the Person delivering such opinion authorizing reliance thereon by the Agent and the Lenders;

          (r) Certificates of Insurance evidencing the existence of all insurance required to be maintained pursuant to Section 6.17;

          (s) evidence of cancellation of existing debt facilities and Liens securing such facilities (or written payoff letters in form and substance acceptable to the Agent in its sole discretion);

          (t) evidence satisfactory to the Agent that not less than $28,000,000 in equity has been contributed to the Parent and not less than $97,000,000 of Subordinated Debt has been contributed to Finance Corp.; and

          (u) evidence satisfactory to the Agent that the following has occurred or will occur immediately following funding on the Effective Date:

               (i)   the Parent Merger; and

               (ii)  the Company Merger.

          The acceptance of the benefits of the initial Credit Event shall constitute a representation and warranty by the Company to the Agent and each of the Lenders that all of the conditions specified in this Section 5.01, shall have been satisfied or waived as of that time.

     SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Lenders to make any Advance or issue a Letter of Credit is subject to the further conditions precedent that on the date of such Credit Event:

          (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied or waived;

          (b) The representations and warranties set forth in Article VI of this Agreement and the representations and warranties set forth in the Guaranty and the Security Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Advance or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Loan Documents), and the Company shall be deemed to have certified to the Agent and the Lenders that such representations and warranties are true and correct in all material respects (unless such representation and warranty expressly relates to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Loan Documents) by submitting a Notice of Advance;

          (c) The Company shall have complied with the provisions of Section
2.04 or Section 3.02, as applicable;

          (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event;

          (e) No Material Adverse Effect shall have occurred since the delivery of the most recent financials; and

          (f) The Agent shall have received such other consents, approvals, opinions or documents as the Agent may reasonably request.

     The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Company to the Agent and each of the Lenders that all of the conditions specified in this Section 5.02 above exist as of that time.

     SECTION 5.03 Delivery of Documents. All of the Notes, Security Documents, certificates and legal opinions referred to in this Article V, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, if requested by the Agent in sufficient copies for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agent. Any Lender may request in writing to the Agent and the Company a copy of any other document or paper referred to in this Article V and the Company will thereafter provide same to such Lender.

     SECTION 5.04 Acquisition Facility Loans. The obligation of each Lender to make any Acquisition Facility Loan is subject to the further conditions precedent that on the date of such Credit Event, unless waived by the Majority
Lenders:

          (a) Acquisition Request. Company shall have provided to the Agent and the Agent have in turn delivered to each Lender at least ten (10) Business Days prior to the date that the proposed Acquisition Facility Loan is to be requested, the following: (i) the name of the Person (the "Target") who is to be acquired or whose assets are to be acquired; (ii) a description of the nature of the Target's business; (iii) copies of the documentation (or substantially final drafts of the documentation) intended to effect the proposed acquisition (the "Acquisition Agreements"); (iv) a summary of the terms and conditions of the proposed acquisition; (v) a certificate of the chief financial officer or chief executive officer of the Company certifying that no Default or Event of Default exists or could reasonably be expected to occur as a result of the proposed acquisition; and (vi) any other information the Agent may reasonably request. In addition, at least ten (10) Business Days prior to the date that the Acquisition Facility Loan is to be requested, the Company and the management of the Target must have been made available to the Agent and the Lenders to answer questions regarding the proposed acquisition and the documentation related thereto.

          (b) Acquisition Criteria. The Company shall provide to the Agent and each Lender evidence of the following, unless otherwise consented to by the Majority Lenders:

               (i) The Company has completed due diligence on the Target and the assets to be acquired satisfactory to Agent, including, without limitation, if and to the extent appropriate, a due diligence investigation as to the compliance in all material respects with all Environmental Laws by the Target and the assets to be acquired;

               (ii) The Target is involved in the same general type of business activities as the Company and the Subsidiaries and types of business activities reasonably related thereto;

               (iii) If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a Substantially Owned Subsidiary. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that either the Company or a Substantially-Owned Subsidiary of the Company shall acquire the assets;

              (iv) Neither the Target nor its assets shall be subject to any contingent obligations (including contingent obligations arising from any environmental liabilities), environmental liabilities, unsatisfied judgments or any pending action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that could reasonably be expected to result in the proposed acquisition having a Material Adverse Effect;

               (v) The following criteria have been satisfied:

                    (A) The Company shall have provided to the Agent and each Lender (i) copies of (a) the financial statements of the Target for the twelve (12) month period prior to the closing of the proposed Acquisition for which financial statements are available and (b) audited or reviewed financial statements (by an accounting firm acceptable to Agent) for the most recently completed fiscal year of the Target, containing at a minimum, a balance sheet, statement of income and statement of cash flow prepared in accordance with GAAP, in form and substance acceptable to the Agent, and (ii) a pro forma financial projection of the Company and the Subsidiaries (including the Target) for the period of 12 months following the date of the consummation of the proposed acquisition which reflects compliance with the financial covenants set forth in Section 8.13 and Section
          8.14 of this Agreement;

                    (B) The Acquisition Facility Pro Forma Total Debt Leverage Ratio as of the date of the proposed acquisition shall not be greater than five and three-quarters (5.75) to one (1.00);

                    (C) The Acquisition Facility Pro Forma Senior Debt Leverage Ratio as of the date of the proposed acquisition shall not be greater than three (3.00) to one (1.00);

                    (D) Adjusted Target EBITDA less the Target's unfinanced Capital Expenditures for such period is greater than zero; and

                    (E) A certificate of a Responsible Officer of the Company certifying to the calculations demonstrating compliance with this clause (v).

          (c) Acquisition Agreements. Prior to the closing of the Acquisition Facility Loans to be used for the proposed acquisition, (i) Agent and the Lenders shall have received executed or final copies of the Acquisition Agreements relating to the proposed acquisition; (ii) the Acquisition Agreements shall be in full force and effect and no material term or condition thereof shall have been amended, modified, or waived after the execution thereof (other than solely to extend the date by which the proposed acquisition is required to occur) except those a copy of which was received by Agent and the Lenders prior to the closing of such Acquisition Facility Loans; (iii) none of the parties to the Acquisition Agreements shall have failed to perform any material obligation or covenant required by the Acquisition Agreements to be performed or complied with by it on or before the date of the closing of the proposed acquisition unless waived with the consent of the Agent; and (iv) Agent shall have received a certificate from a Responsible Officer of the Company to the effect set forth in clauses (i), (ii) and (iii) above.

          (d) Proposed Target Loan Documents. If the proposed acquisition is an acquisition of the stock of a Target, then (i) the Target shall execute and deliver to Agent the documentation required by Section 7.09, (ii) the Company or the relevant Domestic Subsidiary, as the case may be, shall execute and deliver to the Agent an amendment to the relevant Security Documents describing as collateral thereunder the stock of the Target (or if the Target is a Foreign Subsidiary, 66% thereof), and (iii) the Company or the relevant Domestic Subsidiary, as the case may be, shall deliver to the Agent the certificates representing the stock of the Target (or if the Target is a Foreign Subsidiary, 66% thereof) together with undated stock powers duly executed in blank. If the proposed acquisition is an acquisition of assets, the Company or the Domestic Subsidiary acquiring the assets shall execute and deliver to the Agent such documentation reasonably requested by Agent to cause substantially all of the property acquired to be subject to a perfected Lien in favor of Agent for the benefit of the Lenders and for such Lien to have priority over all other Liens other than Permitted Liens.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTEES

     In order to induce the Lenders to enter into this Agreement and to make the Advances provided for herein, the Company for itself, the Parent and each of its Subsidiaries makes, on or as of the occurrence of each such Credit Event (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions not prohibited by the Loan Documents), the following representations and warranties to the Agent and the Lenders:

     SECTION 6.01 Organization and Qualification. Each member of the Company Group (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing, in each case in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

     SECTION 6.02 Authorization and Validity. Each member of the Company Group has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents to which any member of the Company Group is a party have been duly and validly executed and delivered by such member of the Company Group and constitute valid and legally binding agreements of such member of the Company Group enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

     SECTION 6.03 Governmental Consents. No authorization, consent, approval, license or exemption (other than such exemptions that exist under applicable law, that are permitted, or that have been obtained) of any Person or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by any member of the Company Group of any Loan Document to which it is a party or for the grant of a security interest in or mortgage on the collateral covered by the Loan Documents, except such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.

     SECTION 6.04 Conflicting or Adverse Agreements or Ratifications. No member of the Company Group is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. As of the Execution Date, all agreements (other than this Agreement and the other Loan Documents and the agreements evidencing the Subordinated Debt) of the Company and its Subsidiaries relating to the lending of money or the issuance of letters of credit to or for the account of any party are described hereto on Schedule 6.04. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter or bylaws of any member of the Company Group or (b) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which any member of the Company Group is a party or by which it is bound or to which it is subject.

     SECTION 6.05 Title to Assets; Licenses and Permits. The Company has good title to all personal property and good and indefeasible title to or a subsisting leasehold interest in, all realty as reflected as of the Effective Date on its books and records as being owned or leased by it after giving effect to the Merger, subject to no Liens, except Permitted Liens. All of such assets are being maintained by the appropriate Person in good working condition in accordance with industry standards. All of the real property, other than the Company's and its Subsidiaries' retail sales locations, which are owned or leased by the Company as of the Effective Date are set forth on Schedule 6.05 hereto, with the applicable owner or lessee, location and real property interest identified thereon. True, correct and complete copies of (i) each such real property lease (and all amendments thereto) of which the Company has possession or knowledge have been delivered to the Agent and (ii) all real property leases (and amendments thereto), other than leases limited to the Company's and its Subsidiaries' retail sales locations, executed after the Effective Date have been delivered to the Agent. The items of real and personal property owned by or leased to and used by the Company or any of its Subsidiaries constitute all of the material assets used in the conduct of their respective businesses as presently conducted after giving effect to the Merger, and neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or any of its Subsidiaries in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect. To the knowledge of the Company there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Company or any of its Subsidiaries is bound after giving effect to the Merger which would have or is reasonably likely to have a Material Adverse Effect. After giving effect to the Merger, the Company and each of its Subsidiaries is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, consents and franchises necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated except where any such failure to maintain, obtain or comply with approvals, permits, certificates, licenses, consents and franchises would not have a Material Adverse Effect.

     SECTION 6.06 Litigation. Except as shown on Schedule 6.06 as of the Effective Date, no proceedings before any court or governmental agency or department are pending against any member of the Company Group and, to the knowledge of the Company, none of same have been threatened against any one in the Company Group, which could reasonably be expected to have a Material Adverse Effect. At any time after the Effective Date, no proceedings against or affecting anyone in the Company Group are pending or, to the knowledge of the Company, threatened before any court or governmental agency or department which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.07 Financial Statements. Prior to the Execution Date, Finance Corp. has furnished to the Lenders the audited financial statements of AXIA and its consolidated subsidiaries as of December 31, 1997 (such financials, collectively, "Financials"). The Financials have been prepared in conformity with GAAP consistently applied and present fairly, in all material respects, the financial condition of AXIA and its consolidated subsidiaries as of the dates thereof. Since December 31, 1997, through the Effective Date, there has not occurred any event which would reasonably be expected have a Material Adverse Effect.

     SECTION 6.08 No Defaults. The Company and its Subsidiaries are not in default (a) under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto in such manner as to cause a Material Adverse Effect or (b) in any respect under or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, in such manner as to cause a Material Adverse Effect or (c) under any provision of any Material Contract, which default would reasonably be expected to have a Material Adverse Effect.

     SECTION 6.09 Investment Company Act. Each of the Company and its Subsidiaries is not, nor are they directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     SECTION 6.10 Utility Regulation. Neither the Company nor any of its respective Subsidiaries, is (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company", or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935 or (ii) an "electric utility" or "public utility" within the meaning of the

Federal Power Act or (iii) an "electric utility," "public utility," or "utility" under any state law regulating public utilities.

     SECTION 6.11 ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan and Employee Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (b) No accumulated funding deficiency (as defined in section 412 of the Code or section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.12 Environmental Matters. Except as disclosed on Schedule 6.12 the Company and its Subsidiaries (a) possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for the Company and its Subsidiaries to conduct their operations as now being conducted, except where failure to have such licenses, permits, authorizations, registrations, approvals, and similar rights would not reasonably be expected to have a Material Adverse Effect, and
(b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the Company and its Subsidiaries, and the Company and its Subsidiaries are in compliance with all terms, conditions or other provisions of such permits, authorizations, regulations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Company and its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on

Schedule 6.12, neither the Company nor any Subsidiary has received any written notices of any violation or noncompliance with, or remedial obligation under, any Environmental Laws (other than any violation, non-compliance, or remedial obligation that has been cured or would not reasonably be expected to have a Material Adverse Effect) and there are no writs, injunctions, decrees, orders or judgments outstanding under the Environmental Laws, or lawsuits, claims, proceedings, or, to the knowledge of the Company, investigations or inquiries pending or threatened under Environmental Laws, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the Company and its Subsidiaries or other assets of the Company and its Subsidiaries other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for the Company and its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on
Schedule 6.12, there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Company and its Subsidiaries have agreed to, assumed or retained, or by which the Company and its Subsidiaries are adversely affected, by contract or otherwise, except such obligations, undertakings or liabilities as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.12, the Company and its Subsidiaries have not received a written notice or claim to the effect that any of them are or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material except such notice or claim that would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.13 Purpose of Loans. (a) The proceeds of the Advances of the Term Loan and approximately $3,000,000 of the Revolving Credit Loans will be used (i) by Finance Corp. to repay certain indebtedness and obligations of AXIA and to fund the Parent Loan to the Parent to be used by the Parent solely to finance the purchase of the stock of AHC and AXIA pursuant to the Merger Agreement (the "Acquisition") and to pay certain transaction expenses incurred in connection with the Acquisition, and (ii) by the Company for general corporate purposes. The proceeds of the ESOP Loan will be loaned by the Company to the ESOP to enable the ESOP to purchase Holding Co. common stock.

          (b) None of the proceeds of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, or for any other purpose which might constitute this transaction as a "purpose credit" within the meaning of Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate, or involve the Lenders in a violation of, Regulation U, Regulation X or any other regulation of the Board of Governors or to violate the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     SECTION 6.14 Subsidiaries. On the Effective Date, except as disclosed on
Schedule 6.14, the Company does not have any Subsidiaries and is not a party to any joint venture, partnership or similar organization. Upon the consummation of the Company Merger, the Company will have Ames and TapeTech as its additional Subsidiaries.

     SECTION 6.15 Solvency. After giving effect to the initial Advance hereunder, the Merger, and all other Indebtedness of the Company at the time of such Advance, (i) the fair value and present fair saleable value of the Company's assets exceeds the Company's stated liabilities and identified contingent liabilities; (ii) the Company is able to pay its debts as they become due; and (iii) the Company has sufficient capital to engage in its business as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Acquisition.

     SECTION 6.16 Accuracy of Information. Neither this Agreement nor any other document, certificate, statement or other further information (excluding projections), taken as a whole, furnished in writing to the Agent or any Lender by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or any transaction contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. The financial information with respect to the Company's projections, copies of which have been furnished to each Lender prior to the Execution Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Company to be reasonable in all material respects at the time made.

     SECTION 6.17 Insurance. The Company and its Subsidiaries maintain insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation and engaged in the same or similar businesses and similarly situated. Neither the Company nor its Subsidiaries maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto in excess of $2,500,000 in the aggregate.

     SECTION 6.18 Indebtedness and Contingent Liabilities. As of the Effective Date, except as listed on Schedule 6.18 or as otherwise permitted hereby, the Company does not have any outstanding Indebtedness (excluding the Loans and the Subordinated Debt) or material contractually assumed contingent liabilities.

     SECTION 6.19 Compliance with Laws. The Company and its Subsidiaries are in compliance with all of the following, (except as to ERISA and Environmental Laws, only to the extent required under Sections 6.11 and 6.12, respectively) as applicable in respect of the conduct of their respective businesses and the ownership of their respective properties: all statutes, material regulations and material orders of, and all restrictions imposed by all governmental bodies, except any failure to comply that would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.20 Security Interests. The Security Documents create valid Liens in all of the collateral described therein in favor of the Agent for the benefit of the Lenders securing the Obligations and constitute (subject to (i) the filing after the Effective Date of financing statements and assignments of patents and trademarks delivered to the Agent on the Execution Date and thereafter from time to time and (ii) delivery of any collateral after the Effective Date as provided herein or any other Loan Document) perfected first priority (other than Permitted Liens) Liens in substantially all of such collateral described therein subject to no Liens other than Permitted Liens (other than titled equipment, rolling stock and patents, trademarks, copyrights and similar items existing or issued outside of the United States).

     SECTION 6.21 Material Contracts. (a) As of the Execution Date, the Material Contracts have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Company and its Subsidiaries to the extent that it is a party thereto, and to its knowledge all other parties thereto, enforceable against such parties in accordance with its terms, (i) are in full force and effect and (ii) except as disclosed to the Agent, have not been amended or modified in any material respect.

          (b) All consents required under the Material Contracts in connection with (i) the Merger and (ii) the Security Documents have been obtained by the Company.

     SECTION 6.22. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, which are required for the Company and its Subsidiaries to operate their businesses as they have prior to the Effective Date will be completed by September 30, 1999. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default of an Event of Default. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company to conduct its business.

                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS

     The Company covenants and agrees that on and after the date hereof and until the Notes are paid in full and the Total Commitment has terminated:

     SECTION 7.01 Information Covenants. Except for those items described below in Sections 7.01(c), (e), (f), (h) and (i) which will be furnished by the Company to the Agent, the Company will furnish or cause to be furnished to each
Lender:

          (a) As soon as available, and in any event within thirty (30) days after each month-end and forty-five (45) days after the close of each of the first three fiscal quarters in each fiscal year of the Company, the consolidated monthly and consolidated quarterly unaudited balance sheets of the Company and its Subsidiaries as of the end of such periods and the related consolidated and consolidating (on a business unit basis) unaudited statements of income and cash flows for such periods, setting forth, in each case, commencing on the Financial Statement Delivery Date after the first anniversary of this Agreement, comparative figures for the related periods in the prior fiscal year and, commencing fiscal year 1999 on a quarterly basis, for the budget delivered pursuant to subsection (h) below, all of which shall be certified by any Responsible Officer as fairly presenting in all material respects, the financial position of the Company as of the end of such period and the results of its operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end adjustments, excluding footnotes; and

          (b) As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Company, the audited consolidated and unaudited consolidating (on a business unit basis) balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated and unaudited consolidating (on a business unit basis) statements of income and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and (i) in the case of such consolidated financials certified by Deloitte & Touche, L.L.P. or other independent certified public accountants of recognized national standing, whose report shall be without limitation as to the scope of the audit and unqualified and otherwise reasonably satisfactory in substance to the Agent and (ii) in the case of such consolidating financials certified as set forth in Section 7.01 (a) above.

          (c) Promptly after any Responsible Officer of the Company obtains knowledge thereof, notice of;

               (i) any material violation of, noncompliance with, or remedial obligations under, Environmental Laws,

               (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by the Company or its Subsidiaries,

               (iii) the existence of any event or condition which constitutes a Default or an Event of Default,

               (iv) any material violation of public health or welfare laws or regulations,

               (v) the filing of any tax or other governmental Liens,

               (vi) the creation of any Subsidiary,

               (vii) any Person having given any written notice to the Company or its Subsidiaries or taken any other action with respect to a claimed default or event of default under any Material Contract or under any other instrument or agreements in each case which would reasonably be expected to have a Material Adverse Effect,

               (viii) the institution of any litigation in which the damages claimed are in excess of $500,000 beyond the amount which is covered by the Company's insurance for which the insurer has acknowledged coverage with respect thereto, and

               (ix) any other condition or event which, in the opinion of management of the Company, would reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

          (d) On any Financial Statement Delivery Date, a certificate of a Responsible Officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Section
8.13 and Section 8.14 as at the end of such fiscal period or year, as the case may be.

          (e) As soon as available and in any event within twenty-five (25) days after the end of each month commencing August, 1998, a Borrowing Base Certificate and an aging of Receivables in form and substance reasonably satisfactory to the Agent.

          (f) Upon request by the Agent any existing environmental report, study or audit of the Company's or its Subsidiaries' procedures and policies, assets and operations in respect of Environmental Laws as the Agent may reasonably request, provided that such existing report, study or audit is in the possession of the Company or its Subsidiaries or, if not in their possession, is reasonably obtainable from a third party having possession and subject to such conditions and requirements as the Company or its Subsidiaries may reasonably impose to protect legal privilege, provided that such conditions or requirements may not extend to withholding information pertaining to factual circumstances or conditions that the Company would otherwise be required to disclose under this Agreement.

          (g) Promptly upon receipt thereof, a copy of any report or management letter submitted to the Company or its Subsidiaries by its independent accountants in connection with any regular or special audit of the Company's or its Subsidiaries' records.

          (h) Within sixty (60) days after the start of each fiscal year of the Company beginning with fiscal year 1999, a financial plan and budget of the Company and its Subsidiaries for such fiscal year prepared by the Company in its ordinary course of business, which financial plan and budget shall include a balance sheet and related statements of income and cash flow for such fiscal year.

          (i) From time to time and with reasonable promptness, such other information or documents as the Agent or any Lender through the Agent may reasonably request.

          (j) Promptly upon filing, a copy of any Company Current Report Form 8K filed by the Company with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

     SECTION 7.02 Books, Reports and Inspections. The Company and its Subsidiaries will maintain corporate books and financial records, and will permit, or cause to be permitted any Person designated by the Agent, and after the occurrence and during the continuance of an Event of Default, any Person designated by any Lender, to visit and inspect any of the properties of the Company, to examine such corporate books and financial records of the Company and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of the Company and its Subsidiaries, with their independent public accountants, all at such reasonable times and upon reasonable notice and as often as the Agent may reasonably request. Upon the occurrence and during the continuance of an Event of Default, any Person designated by the Agent may request that such independent public accountants obtain Receivable confirmation reports from account receivable debtors of the Company and its Subsidiaries.

     SECTION 7.03 Insurance and Maintenance of Properties. (a) The Company will and will cause its Subsidiaries to keep reasonably adequately insured by financially sound and reputable insurers all of its material property, which is of a character, and in amounts and against such risks, usually and reasonably insured by similar Persons engaged in the same or similar businesses (subject to reasonable deductibles and reasonable self-insurance), including, without limitation, insurance against fire, casualty, business interruption and any other hazards normally insured against. The Company will at all times maintain and will cause its Subsidiaries to maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers and in such amounts and form as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties (subject to reasonable deductibles and reasonable self-insurance), and shall annually provide the Agent a listing of all such insurance and such other certificates and other evidence thereof, as the Agent shall reasonably request. A listing of all policies existing on the Execution Date (including policy limits) of the Company and its Subsidiaries is attached hereto as Schedule 7.03. The Company shall obtain and cause its Subsidiaries to obtain all such endorsements as are available to such policies showing the Agent as an additional insured, and, at the Agent's option, co-loss payee, thereunder. In the event that any improvements are located on any real property of the Company or any Subsidiary designated as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973 (42 U.S.C. (S) 4121), then the Company or such Subsidiary shall maintain flood insurance in an amount required by the National Flood Insurance Program on such improvements and shall comply with all additional requirements of the National Flood Insurance Program as set forth herein. All policies of insurance required by the terms of this Agreement or any Security Document shall provide that at least fifteen
        (15) days prior written notice be given to the Agent of any termination, cancellation, reduction or other material modification of such insurance.

                   (b) The Company will cause all of its and its Subsidiaries' Properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all reasonably necessary repairs, renewals and replacements thereof, all as in the reasonable judgment of the Company may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

             SECTION 7.04 Payment of Taxes. The Company will pay and discharge and will cause its Subsidiaries to pay and discharge all material taxes, assessments and governmental charges or levies imposed upon them or upon their respective incomes or profits, or upon any properties belonging to any of them, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate actions and for which appropriate reserves have been made on the books of such entity in accordance with GAAP.

             SECTION 7.05 Corporate Existence. The Company will do all things necessary and will cause its Subsidiaries to do all things necessary to
        (i) except as permitted under Section 8.02, preserve and keep in full force and effect their respective corporate existences and (ii) maintain all rights, franchise agreements, business contracts, patents, trademarks, licenses and Material Contacts as may be required so that the business carried on in connection therewith may be properly conducted at all times, except for any failure to so maintain that would not reasonably be expected to have a Material Adverse Effect.

             SECTION 7.06 Compliance with Statues. The Company will comply with and will cause its Subsidiaries to comply with all applicable statutes (except as to ERISA and Environmental Laws, only to the extent required under Sections 6.11 and 6.12, respectively), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, except for any failure to so comply that would not reasonably be expected to have a Material Adverse Effect.

             SECTION 7.07 ERISA. Immediately after any Responsible Officer of the Company knows or has reason to know any of the following items are true, the Company will deliver or cause to be delivered to the Agent a certificate of a Responsible Officer of the Company setting forth details as to such occurrence and such action, if any, the Company or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company or its ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution which is material to a Plan, Multiemployer Plan or Employee Plan has not been or may not be timely made; that proceedings may be or have been instituted under
        Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate or under

Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that the Company or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that the Company or any ERISA Affiliate may be required to provide security to a Plan under section 401(a)(29) of the Code; or any other conditions(s) exist(s) or may occur with respect to one or more Plans, Employee Plans and/or Multiemployer Plans which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     SECTION 7.08 Utility Regulation. The Company will cause the representations and warranties set forth in Section 6.10 hereof to be and remain at all times true and correct.

     SECTION 7.09 Subsidiaries. The Company will (a) cause any Person that on the Effective Date is, or on or after the Effective Date becomes, a Domestic Subsidiary of the Company (including, but not limited to, Ames and TapeTech) to execute in form and substance satisfactory to the Agent guaranties, security agreements, deeds of trust and/or other security instruments in favor of the Agent for the benefit of the Lenders sufficient to (x) obligate such Domestic Subsidiary for repayment of all the Loans and (xx) pledge substantially all of such Domestic Subsidiaries' assets as collateral for the Loans, and (b) execute, and cause any such Domestic Subsidiary to execute, as applicable, one or more pledge agreements in favor of the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent pledging all of its shares of capital stock of any such Subsidiary that is either a direct Subsidiary of the Company or a direct Subsidiary of a Subsidiary (except that for purposes of this clause
(b), pledges of shares of voting capital stock of which a Foreign Subsidiary is the issuer shall be limited to a pledge of sixty-six percent (66%) of such shares of such voting capital stock).

     SECTION 7.10 Material Contracts. The Company will notify the Agent of any material default under any Material Contract promptly after a Responsible Officer obtains knowledge thereof.

     SECTION 7.11 Merger of Finance Corp. into AXIA. Not later than the close of business on the Effective Date, Finance Corp. shall have been merged with and into AXIA, with AXIA being the surviving entity.

                                 ARTICLE VIII
                              NEGATIVE COVENANTS

     The Company covenants and agrees as to itself and each of its Subsidiaries that on and after the date hereof and until the Notes are paid in full and the Total Commitment has terminated:

     SECTION 8.01 Change in Business. The Company and its Subsidiaries will not engage in any businesses not of the same general type as, or reasonably related to, those conducted by the Company on the Effective Date.

     SECTION 8.02 Consolidation, Merger or Sale of Assets. Neither the Company nor any Subsidiary will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell, transfer or otherwise dispose of all or any part of its property or assets (other than sales of Inventory and surplus or obsolete assets in the ordinary course of business, provided that any disposal does not prejudice the Lenders in any material way), except that:

          (a) any Subsidiary of the Company may merge, consolidate, wind up, liquidate or dissolve into and with the Company or any Substantially-Owned Subsidiary of the Company;

          (b) the Company and its Subsidiaries may make Investments permitted hereby;

          (c) the Company may sell or otherwise dispose of its assets to any Qualified Domestic Substantially Owned Subsidiary, and any Subsidiary of the Company may sell or otherwise dispose of its assets to the Company or a Qualified Domestic Substantially Owned Subsidiary of the Company;

          (d) the Company or its Subsidiaries may sell assets in an aggregate amount not to exceed $1,000,000 in any fiscal year;

          (e) the Company or its Subsidiaries may make Permitted Acquisitions;
and

          (f) the Company may effect the Company Merger.

     Upon the request and at the expense of the Company in connection with any sale, transfer or other disposition of property or assets permitted hereunder or under any other Loan Document, and so long as no Default or Event of Default has occurred and is continuing, the Agent shall upon request execute and deliver, or shall cause the secured party, mortgagee, trustee or other appropriate Person to execute and deliver, to the Company duly executed releases or partial releases, as applicable, of any Lien pursuant to any Loan Document which it may have in such property or assets, in form and substance reasonably satisfactory to the Agent, the secured party, mortgagee, trustee or other appropriate Person, as the case may be, and the Company.

     SECTION 8.03 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness except:

          (a) Indebtedness existing hereunder;

          (b) the Subordinated Debt or any other Indebtedness of the Company or any of its Subsidiaries which is expressly and validly subordinated to the Obligations pursuant to terms, conditions and amounts of such other subordinated Indebtedness which are satisfactory to the Majority Lenders in their reasonable discretion;

          (c) Capitalized Lease Obligations and purchase money financing not to exceed $2,500,000 in the aggregate outstanding at any time;

          (d) Indebtedness (i) relating to loans or advances permitted under
Section 8.05 or (ii) constituting guaranties permitted under Section 8.06;

          (e) Indebtedness that constitutes "mark to market" exposure resulting from any Derivative or other hedging transaction for the purpose of hedging in the ordinary course of business against fluctuations in interest rates, commodity prices and foreign exchange rates;

          (f) obligations under "take or pay" contracts or similar arrangements entered into the ordinary course of business; provided that the Company or any of its Subsidiaries have not made payments under any such contracts or arrangements other than payments for products received or products the Company or any of its Subsidiaries reasonably expects it will be able to receive within one year from the date the payment was made and the amount of all such payments in the aggregate could not reasonably be expected to have a Material Adverse Effect;

          (g) Indebtedness that constitutes a renewal, refinancing or extension of any Indebtedness referred to in this Section 8.03; provided, that (i) no Lien existing at the time of such renewal, refinancing or extension shall be extended to cover any property not already subject to such Lien and (ii) the principal amount of any Indebtedness renewed, refinanced or extended shall not exceed the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension plus the reasonable costs incurred to renew, refinance or extend such Indebtedness;

          (h) Indebtedness existing on the Execution Date that is described on
Schedule 8.03; and

          (i) other Indebtedness, not to exceed $5,000,000 in the aggregate at any time outstanding.

     SECTION 8.04 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired (nor will it covenant with any other Person not to grant such a lien to the Agent other than with respect to assets encumbered by a Lien permitted hereby), except in connection with the following which are permitted liens ("Permitted Liens"):

          (a) Liens existing on the Execution Date and listed on Schedule
8.04(a);

          (b) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate actions for which adequate reserves have been established;

          (c) non-consensual Liens imposed by operation of law including, without limitation, (i) landlord Liens for rent not yet due and payable, and
(ii) Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent and arising in the ordinary course of business or being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves;

          (d) easements, rights-of-way, restrictions and other similar Liens or imperfections to title which do not materially interfere with the occupation, use, and enjoyment by the Company or any of its Subsidiaries of the property or asset encumbered thereby or materially impair the value of the property or asset subject thereto and none of which are violated by existing or proposed improvements or land use of such property or asset;

          (e) Liens arising under worker's compensation laws, unemployment insurance laws or similar legislation;

          (f) Liens in favor of the Agent for the benefit of the Lenders pursuant to the Loan Documents;

          (g) Liens securing Indebtedness permitted by Section 8.03(c);

          (h) Liens of any judgments or orders not constituting an Event of Default;

          (i) any right of set off relating to any Indebtedness or Investment that is not prohibited by this Agreement;

          (j) any renewal extension or replacement of any Lien referred to in subparagraph (a) above; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced and provided that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement;

          (k) Liens in favor of Rubbermaid on raw materials purchased from Rubbermaid and products thereof;

          (1) Liens from deposits or pledges securing bids, tenders, or contracts (other than contracts for the payment of money) made in the ordinary course of business or securing or in lieu of surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party;

          (m) landlord Liens encumbering goods and fixtures located on the premises leased to the Company by such landlord (but no other assets or properties) arising in the ordinary course of business which secure only rents payable under the lease of such premises and other ordinary and customary charges and reimbursement items arising under such lease; and



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

          (n) other Liens which are not material that secure obligations which do not exceed $100,000 in the aggregate.

     SECTION 8.05 Investments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, except:

          (a) the Company and its Subsidiaries may make and own Permitted Investments;

          (b) the Company and its Subsidiaries may continue to own Investments owned by such Person on the Execution Date as set forth on Schedule 8.05(b);

          (c) loans by any Domestic Subsidiary to the Company or any other Domestic Substantially Owned Subsidiary, or loans in the ordinary course of business by the Company to any Qualified Domestic Substantially Owned Subsidiary, and loans by any Foreign Subsidiaries to the Company or any Substantially Owned Subsidiary of the Company;

          (d) loans by the Company to the ESOP or any Additional ESOP to purchase shares of the Parent in the aggregate at any time outstanding not in excess of $2,000,000;

          (e) Investments arising out of loans and advances for expenses, travel per diem and similar items in the ordinary course of business to officers, directors, and employees not to exceed $500,000 in the aggregate outstanding at any time;

          (f) other Investments in an amount not to exceed $500,000 outstanding at any time;

          (g) other Investments by the Company and its Qualified Domestic Substantially Owned Subsidiaries provided that, after giving effect to each such Investment, the Company would have positive Net Cumulative Retained Excess Cash Flow on the date upon which such Investment is made;

          (h) Permitted Acquisitions;

          (i) buybacks of employee stock permitted by Section 8.07; and

          (j) the Parent Loan.

     SECTION 8.06 Guaranties. The Company will not, and will not permit any Subsidiary to, directly or indirectly, guarantee the Indebtedness of any Person, except:

          (a) endorsements of instruments for deposit or collection in the ordinary course of business;

          (b) guaranties in favor of the Agent or the Lenders evidenced by a Loan Document;



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

          (c) subordinated guaranties of the Subordinated Debt which are expressly subordinated in writing to all guaranties and other obligations (contingent or otherwise) of the Company or such Subsidiary, as the case may be, with respect to the Obligations pursuant to subordination agreements satisfactory to the Agent;

          (d) guaranties by the Company of any obligations of its Subsidiaries incurred in the ordinary course of business and not prohibited hereby; and

          (e) guaranties by Subsidiaries of Indebtedness of the Company and other Subsidiaries if such Indebtedness is permitted under Section 8.03.

     SECTION 8.07 Restricted Payments. The Company will not, and will not permit any Subsidiary to, (a) pay any dividends or make any other distributions, direct or indirect, on account of any shares of any class of stock of the Company or such Subsidiary now or hereafter outstanding, except as follows, provided that (except as to payments of ordinary director fees to directors under subclause
(ii), payments to the Company under subclause (iv) but only to the extent that such payments are made by a wholly-owned Subsidiary of the Company, and payments under subclause (iii)) there is not then in existence any Default or Event of Default (i) dividends payable solely in shares of stock or warrants, rights or options to acquire shares of stock of the Company or any Subsidiary, (ii) payments to or on behalf of the Parent in reimbursement of actual out of pocket costs and expenses paid to Persons which are not Affiliates of the Company, not to exceed in any fiscal year $500,000, (iii) payments by the Company to the Parent pursuant to a tax sharing agreement reasonably satisfactory to the Agent between such parties, (iv) payments by a Substantially Owned Subsidiary of the Company to its shareholders, (v) the Parent Loan on the Effective Date from Finance Corp. to Parent for the sole purpose of funding the purchase price for the Acquisition and to pay transaction expenses relating thereto and (vi) cancellation of the Parent Loan, or transfer of the Parent Note to the Parent, at any time after the consummation of the Company Merger; or (b) redeem, retire, purchase or make any other acquisition, direct or indirect, of any shares of any class of stock of the Company, the Parent or Holding Co. and/or of any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except as follows, provided that there is not then in existence any Default or Event of Default (i) to the extent that the consideration therefor consists solely of shares of stock (including warrants, rights or options relating thereto) of the Company and (ii) payments by the Company to the Parent or Holding Co. or payments made directly by the Company to be used to repurchase, redeem, acquire or retire for value any capital stock of the Parent or Holding Co. pursuant to any stockholders' agreement, management equity subscription plan or agreement, stock option plan or agreement, any Additional ESOP or the ESOP (but the requirement that there be no Default or Event of Default as a condition to payments under this subclause (ii) shall not apply to the extent necessary to maintain the ESOP's or any Additional ESOP's qualification under the Code) or other employee benefit plan or agreement; provided that the aggregate price paid, and not reimbursed, for all such repurchased, redeemed, acquired or retired capital stock shall not exceed during any one fiscal year of the Company the greater of (A) $250,000 or (B) the minimum amount required under the ESOP or any Additional ESOP.



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

      SECTION 8.08 Change in Accounting. The Company will not change its method of accounting except for (a) immaterial changes permitted by GAAP in which the Company's auditors concur or (b) changes required by GAAP; provided that the Company and the Agent shall negotiate in good faith, to renegotiate any affected provision of this Agreement to reflect any such change. The Company shall notify the Agent and the Lenders in writing promptly upon any material change to the extent same is not disclosed in the financial statements required under Section
7.01 hereof.

      SECTION 8.09 Prepayment of Other Indebtedness. The Company (a) will not make any voluntary prepayments or defeasements of principal or interest on any other Indebtedness of the Company including the Subordinated Debt (including any redemptions prior to scheduled maturity whether voluntary or obligatory), except for permanent reduction of Indebtedness other than the Subordinated Debt and (b) will not amend any material term (including interest, payment or subordination terms) of any other Indebtedness including the Subordinated Debt without the prior written consent of the Lenders except such amendments of Indebtedness other than Subordinated Debt which do not make any material term less favorable to the Company or the Lenders.

      SECTION 8.10 Transactions with Affiliates. Other than (a) those arrangements disclosed to and approved by the Agent in writing which are to be created on or before the Effective Date, or (b) payment of reasonable and customary salaries, benefits and directors fees in the ordinary course of business, the Company will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, including the purchase, sale or exchange of assets or the rendering of any service, except transactions in the ordinary course of business or pursuant to the reasonable requirements of its business and, in each case, upon terms that are no less favorable than those which might be obtained in an arm's-length transaction at the time from non-Affiliates.

      SECTION 8.11 Subsidiaries' Stock. After the Effective Date, the Company will not sell, transfer or otherwise dispose of any class of stock or any of the voting rights of any Subsidiary of the Company, except as permitted under
Section 8.02.

      SECTION 8.12 Material Contracts. Neither the Company nor any of its Subsidiaries will amend, cancel or breach any of the Material Contracts except such amendments, cancellations or breaches as would not reasonably be expected to cause a Material Adverse Effect.

      SECTION 8.13 Financial Ratios.

           (a) Fixed Charge Coverage Ratio. The Company will not permit at any time the Fixed Charge Coverage Ratio of the Company and its Subsidiaries on a consolidated basis to be (i) for the period from the Effective Date to and including December 31, 1998, less than 1.05 to 1.0 and (ii) at any time after December 31, 1998, less than 1.05 to 1.0. For the sole purpose of the computation of the Fixed Charge Coverage Ratio in this subparagraph, (I) as to any determination of the amounts of EBITDA, cash taxes and Fixed Charges to be including in the

Fixed Charge Coverage Ratio calculation for any period ending prior to September 30, 1999, the amount of such items shall be included only to the extent that such amounts arose during the period commencing on the Effective Date and ending as of such determination date, and (II) as to any determination of the EBITDA, cash taxes and Fixed Charges to be included in the Fixed Charge Coverage Ratio for any period ending on or after September 30, 1999, the amount of such items shall be included to the extent that such amounts arose during the four (4) fiscal quarter period immediately preceding such determination date. The first test date for determination of the Company's compliance with the covenant contained in this Section 8.13(a) shall be December 31, 1998.

          (b) Total Debt to Acquisition EBITDA Ratio. The Company will not permit at any time the ratio of (i) Total Debt of the Company and its Subsidiaries on a consolidated basis at such time to (ii) Acquisition EBITDA of the Company and its Subsidiaries on a consolidated basis, to be greater than (a) for the period from the Effective Date to and including June 30, 2001, greater than 5.75 to 1.0, (b) for the period from July 1, 2001 to and including September 30, 2001, greater than 5.50 to 1.0, (c) for the period from October 1, 2001 to and including December 31, 2001, greater than 5.25 to 1.0, (d) for the period from January 1, 2002 to and including March 31, 2002, greater than 5.00 to 1.0, (e) for the period from April 1, 2002 to and including June 30, 2002, greater than 4.75 to 1.0, (f) for the period from July 1, 2002 to and including September 30, 2002, greater than 4.50 to 1.0, (g) for the period from October 1, 2002 to and including December 31, 2002, greater than 4.25 to 1.0, (h) for the period from January 1, 2003 to and including March 31, 2003, greater than 4.0 to 1.0, (i) during the period from April 1, 2003 to and including June 30, 2003, and for each fiscal quarter of the Company ending after such date, greater than
3.75 to 1.0. The first test date for the determination of the Company's compliance with the covenant contained in this Section 8.13(b) shall be September 30, 1998.

          (c) Net Worth. The Company will not permit at any time Net Worth (determined without giving effect to reductions due to the value of common stock held by the ESOP or any Additional ESOP or foreign currency translation gains or losses) to be less than Applicable Minimum Net Worth (as defined below). "Applicable Minimum Net Worth" means for the Company and its Subsidiaries on a consolidated basis: (x) during each fiscal quarter of the Company ending prior to September 30, 1998, $24,000,000; and (y) during each fiscal quarter of the Company ending on or after September 30, 1998 (for purposes of this definition, the "current fiscal quarter of the Company"), the sum of (i) the Applicable Minimum Net Worth that was applicable to the immediately prior fiscal quarter of the Company, plus (ii) seventy-five percent (75%) of the positive net income, if any, of the Company and its Subsidiaries on a consolidated basis arising during the current fiscal quarter of the Company, plus (iii) seventy-five percent (75%) of the proceeds of any equity offering of the Company or its Subsidiaries during the current fiscal quarter of the Company.

          (d) Interest Coverage Ratio. The Company will not permit at any time the ratio for the Company and its Subsidiaries on a consolidated basis of (i) EBITDA for the Company and its Subsidiaries on a consolidated basis to (ii) cash Interest Expense for the Company and its Subsidiaries on a consolidated basis to be: (A) for the period from the Execution Date to and including December 31, 1999, less than 1.75 to 1.0; (B) for the period from January 1, 2000 to and including June 30, 2000, less than 1.85 to 1.0; (C) for the period from July 1, 2000 to and including June 30, 2001, less than 2.00 to 1.0; (D) for the period from July 1, 2001 to and including December 31, 2002, less than 2.25 to 1.0; and for the period from January 1, 2003 through and including March 31, 2003, and thereafter, less than 2.50 to 1.0. For the sole purpose of the computation of the ratio set forth in this subparagraph (d), (I) as to any determination date of the amounts of EBITDA to be included in the ratio calculation for any period ending prior to September 30, 1999, the amount of such items shall be included only to the extent that such amounts arose during the period commencing on the Effective Date and ending as of such determination date, and (II) as to any determination of EBITDA to be included in such ratio for any period ending on or after September 30, 1999, the amount of such items shall be included to the extent that such amounts arose during the four (4) fiscal quarter period immediately preceding such determination date. The first test date for determination of the Company's compliance with the covenant contained in this Section 8.13(d) shall be December 31, 1998.

     SECTION 8.14 Capital Expenditures. (a) Except as permitted in subclauses
(b) and (c) below, the Company will not permit any Capital Expenditures to be, in the aggregate, in excess of the following amounts during the following periods of the Company (together with the amounts described in clause (c) below of this Section 8.14, "Scheduled Capital Expenditures"):


                                                            SCHEDULED CAPITAL
               PERIOD                                       EXPENDITURE AMOUNT
               ------                                       ------------------
Effective Date Through December 31, 1998                       $3,000,000
Fiscal Year 1999                                               $5,000,000
Fiscal Year 2000 and Each Fiscal Year Thereafter               $5,500,000


          (b) The Company and its Domestic Substantially Owned Subsidiaries may make additional Capital Expenditures provided that, after giving effect to each such Capital Expenditure, the Company would have positive Net Cumulative Retained Excess Cash Flow on the date upon which such Capital Expenditure is made.

          (c) To the extent any amount of Scheduled Capital Expenditures is not used during any single calendar year, such unexpended amount may be carried forward and expended during the next calendar year (but not any other calendar year); provided that during any calendar year in which such unexpended amounts have been so carried forward, all Capital Expenditures are deemed to apply first to the carry forward amount and then to the Scheduled Capital Expenditures for such year.

     SECTION 8.15 Fiscal Year. The Company will not change its fiscal year end.



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

     SECTION 8.16 Sale/Leaseback Transactions. The Company will not enter, and will not permit any Subsidiary to enter, into any arrangement with any Person or to which such Person is a party providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company; provided that the Company or any of its Subsidiaries may at any time enter into sale/leaseback transactions so long as the aggregate amount of all such obligations incurred by the Company and its Subsidiaries does not exceed $2,500,000 outstanding at any time.



                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

     9.01 Events of Default. The following events shall constitute Events of Default ("Events of Default") hereunder:

          (a) any installment of principal on any Note shall not be paid on the date on which such payment is due, or any payment of interest on any Note or any payment of any Fee shall not be paid on or before the fifth (5th) day after such payment is due; or

          (b) any representation or warranty made or, for purposes of Article VI, deemed made by the Company or any member of the Company Group herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

          (c) the Company shall fail to perform or observe any duty or covenant contained in Article VIII (other than those contained in Section 8.04(b), (c) or (e)), or in Section 7.01(f) or Section 7.03(a) or Section 7.09 hereof; or

          (d) the Company or any member of the Company Group shall fail to perform or observe any duty or covenant contained in (i) Section 7.01(a), (b),
(c), (d), (e), or (h) or Section 8.04(b), (c), or (e) and such failure is not remedied within the earlier of (A) ninety (90) days or (B) ten (10) days after the earlier of (x) notice of such failure by the Agent to the Company or (xx) after a Responsible Officer of the Company or any Subsidiary has actual knowledge thereof; or (ii) this Agreement or any Loan Document, other than those referenced in Section 9.0l(a), (b), (c) or clause (i) of this Section 9.01(d) and such failure is not remedied within the earlier of (A) ninety (90) days or
(B) thirty (30) days after the earlier of (x) notice of such failure by the Agent to the Company or (xx) after a Responsible Officer of the Company or any Subsidiary has actual knowledge thereof; or

          (e) the Company or any member of the Company Group shall (i) fail to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any instruments of Indebtedness in the aggregate in excess of $500,000 allowed hereunder (other than the Notes) and such failure remains outstanding beyond any period of grace provided with respect thereto or (ii) fail to duly observe, perform or comply with any agreement, with any Person, or any term or condition of any instrument of Indebtedness in excess of $500,000 beyond any period of grace provided with respect thereto, if such failure causes (unless such failure has been waived by the holder(s) of such Indebtedness), or permits the holder(s) to cause, such obligations to become due prior to any stated maturity; or

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any member of the Company Group or of a substantial part of the property or assets of the Company or any member of the Company Group, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any member of the Company Group or for a substantial part of the property or assets of the Company or any member of the Company Group or (iii) the winding-up or liquidation of the Company or any member of the Company Group; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (g) the Company or any member of the Company Group shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any member of the Company Group or for a substantial part of the property or assets of the Company or any member of the Company Group, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

          (h) the Company shall (i) fail to make any principal payment of or interest or premium, if any, on the Subordinated Debt beyond any period of grace provided with respect thereto, (ii) fail to duly observe, perform or comply with any agreement beyond any period of grace provided with respect thereto, if such failure causes, or permits the holder(s) of the Subordinated Debt to cause, such obligations to become due prior to any stated maturity or (iii) become obligated to redeem, repurchase or repay all or any portion of any principal, interest or premium on the Subordinated Debt prior to its scheduled payment; or

          (i) a judgment or order, which with other outstanding judgments and orders against the Company or any member of the Company Group (other than the Parent) equal or exceed $500,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against the Company or any member of the Company Group and (A) within sixty (60) days after entry thereof such judgment shall not have been paid or discharged or execution thereof stayed pending appeal or, prior to the expiration of any such stay, such judgment shall not have been paid or discharged or (B) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment, or

          (j) if (A) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any Subsidiary or any ERISA Affiliate that a Plan may become subject to any such proceedings, (iii) any Plan shall have any Unfunded Current Liability, (iv) the Company or any Subsidiary or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any Subsidiary or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary or any ERISA Affiliate fails to make any contribution due, or payment to or with respect to, any employee benefit plan, or (vii) the Company or any Subsidiary or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary or any ERISA Affiliate thereunder, and (B) any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

          (k) after the Effective Date, the occurrence of any Change of Control (as such term is defined in this Agreement) or any "Change of Control" as such term is defined in the Indenture; or

          (1) the Obligations shall cease, except as permitted hereby, being secured by substantially all of the assets of the Company (other than the portion of the capital stock of the Foreign Subsidiaries which is in excess of 66% of such capital stock).

     SECTION 9.02 Primary Remedies. In the event of any Event of Default, and at any time after the occurrence of any Event of Default, the Agent shall, if requested by the Majority Lenders, by written notice to the Company (a "Notice of Default") take any or all of the following actions (without prejudice to the rights of any Lender to enforce any other rights it may have against the Company, provided that, if an Event of Default specified in Section 9.01(f) or
Section 9.01(g) shall occur, the following shall occur automatically without the giving of any Notice of Default): (a) declare the Total Commitment terminated whereupon the Total Commitment shall forthwith terminate immediately and any Revolving Credit Commitment Fee and Acquisition Facility Commitment Fee shall forthwith become due and payable without any other notice of any kind, (b) declare the principal of and any accrued and unpaid interest in respect of all Advances, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Company; and (c) exercise any rights or remedies under any of the Loan Documents.

     SECTION 9.03 Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may proceed to protect and enforce its and the Lenders' rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Lenders under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.

                                   ARTICLE X
                                   THE AGENT

     SECTION 10.01 Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon the Lenders and all holders of Notes and the Obligations; provided, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

     SECTION 10.02 Agent's Reliance. (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND



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EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION
10.02 RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE).

          (b) Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of each Note and the Obligations as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Company, (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Lender for the perfection or priority of any Lien securing the Obligations; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 10.03 Agent and Affiliates. Without limiting the right of any other Lender to engage in any business transactions (including, but not limited to, equity investments) with the Company or any of its Affiliates, with respect to their commitments, the Loans made by them and the Notes issued to them, the Agent and each other Lender who may become the Agent shall have the same rights and powers under this Agreement and its Notes as any other Lender and may exercise the same as though it was not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Paribas and any such other Lender, in their individual capacities. Paribas, each other Person who becomes the Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loans, letters of credit, leasings or other financing activity not the subject of this Agreement (collectively, the "Other Financings") with the Company or any of its Affiliates, or may act as trustee on behalf of or depository for, or otherwise engage in business transactions with the Company or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Lenders. Without limiting the rights and remedies of the Lenders specifically set forth herein, no other Lender by virtue of being a Lender hereunder shall have any interest in (a) any Other Activities, (b) any present or future guaranty by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the obligations of the Company hereunder and under the Notes by reason of the general



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

description of indebtedness secured, or of property contained in any other agreements, documents or documents related to such Other Activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Note, then each Lender shall be entitled to share in such application according to its pro rata portion of such Obligations.

     SECTION 10.04 Lender Credit Decision. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges and agrees that it will, and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     SECTION 10.05 Agent's Indemnity. (a) The Agent shall not be required, insofar as the Lenders are concerned, to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Lenders against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the Total Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whosoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent (in such capacity) under this Agreement, the Notes and the other Loan Documents. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Company. The provisions of this Section 10.05(a) shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

          (b) Notwithstanding the foregoing, no Lender shall be liable under this Section 10.05(b) to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct. EACH LENDER AGREES, HOWEVER, THAT IT
EXPRESSLY INTENDS, UNDER THIS SECTION 10.05(b) TO INDEMNIFY THE AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE AGENT'S SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE.



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

     SECTION 10.06 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed as Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the Majority Lenders. Upon any such resignation or removal the Majority Lenders shall have the right to appoint a successor Agent, subject to the approval of the Company, if no Event of Default has occurred and is continuing (which approval will not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 calendar days after the resigning Agent's giving of notice of resignation or the Majority Lenders' removal of the resigning Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes and the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, power, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Notes and the other Loan Documents. If for any reason there shall not be any duly appointed Agent, the Lenders shall act collectively by taking actions on the direction of the Majority Lenders until an agent is duly appointed as Agent hereunder.

     SECTION 10.07 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such notice, the Agent shall give notice thereof to the Lenders; provided however, if such notice is received from a Lender, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 10.01 and Section 10.02.


                                  ARTICLE XI
                                 MISCELLANEOUS

     SECTION 11.01 Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Majority Lenders in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given provided, no such amendment shall be effective unless signed by all of the Lenders if it attempts to: (a) change the definition of "Commitment," "Designated Payment Date," "Majority Lenders," "Margin," "Revolving Credit Commitment," "Revolving Credit Maturity Date," "Term Loan Commitment," "Term Loan Maturity Date,



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

"Acquisition Facility Commitment," "Acquisition Facility Maturity Date," "ESOP Loan Commitment," "ESOP Loan Maturity Date," "Total Commitment," or "Total Revolving Credit Commitment"; (b) unless consented to by the affected Lender, reduce or increase the amount or alter the terms of the Commitment of any Lender or subject any Lender to additional obligations; (c) modify this Section 11.01;
(d) waive any Default under Section 9.01 (a); (e) unless consented to by the affected Lender, in any manner change the amount of, or any date fixed for, any payment of principal or interest on the Notes or any Fee or the reimbursement obligations of the Company under any Letter of Credit; (f) modify or waive the mandatory prepayment requirements set forth in Section 2.08 hereof or the allocation of such prepayments to the Lenders; or (g) except as expressly permitted hereby, release any collateral pledged as security for the Obligations or release any Guarantor from its obligations under the Guaranty.

     SECTION 11.02 Notices. Except with respect to telephone notifications specifically permitted pursuant to Article II, all notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

          (a) If to the Company:  100 West 22nd Street, Suite 134
                                  Lombard, Illinois 60148
                                  Telecopy No: (630) 629-3361
                                  Attention: Lyle Feye

          (b) If to the Agent:    2121 San Jacinto, Suite 930
                                  Dallas, Texas 75201
                                  Telecopy No: (214) 969-0260
                                  Attention: Christopher S. Goodwin

          with copies to:         Paribas
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002
                                  Telecopy No: (713) 659-3832
                                  Attention: Loan Administration

          and to:                 Patton Boggs LLP
                                  2200 Ross Avenue, Suite 900
                                  Dallas, Texas 75201
                                  Telecopy No. (214) 871-2688
                                  Attention: James C. Chadwick, Esq.

          if to any Lender:       To the address specified by such Lender (or
                                  the Agent on behalf of such Lender) to the Company

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.



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

          (c) All communications to the Agent shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to such party at its address specified above, or telecopied to any party to the telecopy number set forth above, or delivered personally to such party at its address specified above; provided, that communications to the Agent pursuant to
Article II shall not be effective until actually received by the Agent.

     SECTION 11.03 No Waiver, Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

     SECTION 11.04 Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (b) all reasonable costs and expenses of any Lender, including reasonable legal fees and expenses, in connection with the enforcement of or preservation of rights under this Agreement, the Notes and the other Loan Documents and (c) reasonable costs and expenses incurred in connection with third party professional services required by the Agent such as appraisers, environmental consultants, accountants or similar Persons, provided that, prior to any Event of Default hereunder, the Agent will first obtain the consent of the Company to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this Section 11.04 shall survive the termination of this Agreement or the replacement of the Agent and each assignment of the Notes.

     SECTION 11.05 Indemnity. (a) The Company shall indemnify and hold harmless the Agent and each Lender and each Affiliate thereof and their respective directors, officers, employees and agents (OTHER THAN WITH RESPECT TO ANY CLAIM BY THE AGENT, AND/OR ANY LENDER OR AFFILIATE, DIRECTOR, OWNER, EMPLOYEE OR AGENT THEREOF AGAINST THE AGENT, OR ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT THEREOF) (such indemnified Persons called the "Indemnitees") from and against any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) this Agreement, the Notes or any other Loan Document or any actual or proposed use by the Company of the proceeds of any extension of credit hereunder, (ii) any investigation, litigation, claims, or demands under any Environmental Laws, or (iii) any other proceeding (including any threatened investigation or proceeding) relating to the foregoing clauses (i) and (ii), whether in each such



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

case arising as a result of this Agreement or any of the other Loan Documents or the transactions contemplated hereby, and the Company shall reimburse such Indemnitees, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, lines or expenses incurred by reason of the gross negligence or willful misconduct of the Indemnitees. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ALL SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM
THE SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE, BUT NOT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section 11.05 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

          (b) Notwithstanding anything set forth herein to the contrary, the Company shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations of circumstances, in which the interest of the Indemnitees (in the reasonable judgment of such Indemnitees) does not differ in any material respect, be liable to the Indemnitees (or any of them) under any of the provisions set forth herein for the fees or expenses of more than one separate firm of attorneys in each jurisdiction in which legal action is being taken or may be taken at any time, which firm shall be selected by the Agent (or, if the Agent fails to so select after notice from the Indemnitees involved, such firm shall be selected by such Indemnitees), except for any additional firms reasonably recommended by such firm in good faith for purposes of obtaining special expertise in any area of law or for purposes of having local counsel in each court in which such proceeding or proceedings are pending. In any litigation or other proceeding in which the interests of the Company and any Indemnitee affected thereby are not adverse (in the reasonable judgment of such Indemnitee) and with respect to which such Indemnitee may seek indemnification or reimbursement from the Company hereunder, the Company shall be entitled to participate (in conjunction with counsel for the Indemnitees), at the Company's expense, in the defense of such litigation or proceeding with its own counsel. No Indemnitee shall consent to entry of any judgment or enter into any settlement of any action or proceeding that would give rise to any liability of the Company hereunder without the prior written consent of the Company (which consent shall not be unreasonably withheld).

     SECTION 11.06 Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits held and other obligations owing by such Lender, or any branch, or subsidiary or Affiliate, to or for the credit or the account of the Company against any and all the Obligations of the Company now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Company held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, its Note or the Obligations and although the Obligations may be unmatured. The rights of each Lender under this
Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.



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

     SECTION 11.07 Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Company and each Lender under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Lender may have under applicable federal legislation relating to the amount of interest which such Lender may contact for, take, receive or charge in respect of the Loan and the Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where any Lender is located.

     SECTION 11.08 Interest. It is the intention of the parties hereto that the Agent, the Issuing Bank and each Lender shall conform strictly to usury laws applicable to it, if any. Notwithstanding anything to the contrary set forth herein, in any other Loan Document or in any other document or instrument, no provision of any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. Each provision in this Agreement and each other Loan Document, agreement or writing is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent, the Issuing Bank or any Lender, or charged, contracted for, reserved, taken or received by the Agent, Issuing Bank or any Lender, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document, agreement or writing shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document, agreement or writing shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. If the transactions with any Lender, the Issuing Bank or the Agent contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in any Note payable to such Lender, this Agreement, any other Loan Document or any other agreement or writing, it is agreed that in the event that the maturity of any Note payable to such Lender is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Lender, the Issuing Bank or the Agent may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Lender, the Issuing Bank or the Agent provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender, the Issuing Bank or the Agent on the principal amount of the indebtedness owed to such Lender, the Issuing Bank or the Agent by the Company and any excess refunded by such Lender, the Issuing Bank or the Agent, as the case may be, to the



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

Company. Anything in any Note or any other Loan Document, agreement or writing to the contrary notwithstanding, the Company shall not be required to pay unearned interest on any Note or other Loan Document, agreement or writing and the Company shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note or other Loan Document, agreement or writing would exceed the Highest Lawful Rate, or if the holder of such Note or other Loan Document, agreement or writing shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under such Note or other Loan Document, agreement or writing to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of the Company (or if all such Obligations shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Lender, the Issuing Bank or the Agent under the Notes, the Obligations and the other Loan Documents, agreements and writings or made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made, to the extent permitted by usury laws applicable to such Lender, the Issuing Bank or the Agent, as the case may be, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Notes and this Agreement.

     SECTION 11.09 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, and the termination of the Total Commitment of the Lenders and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the Total Commitment of the Lenders shall not inure to the benefit of any non-approved successor or assign of the Company.

     SECTION 11.10 Successors and Assigns; Participations. (a) All covenants, promises and agreements by or on behalf of the Company or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Company may not assign or offer any of its rights or obligations hereunder without the consent of the Lenders.

          (b) Any of the Lenders may assign to or sell participations to an Eligible Assignee a portion of its rights and obligations under this Agreement and the other Loan Documents (including a portion of its share of the Total Commitment, the Advances and the Obligations of the Company owing to it and the Notes); provided, that, in the case of participations (i) such Eligible Assignees shall be entitled to the cost protection provisions contained in
Article II and Section 11.04 to the extent the Lender selling the participation is so entitled, (ii) the Company shall continue to deal solely and directly with the Agent in connection with its rights and obligations under this Agreement and the other Loan Documents and (iii) each Lender shall retain the sole right and responsibility to enforce the Obligations relating to the



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

Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; but such Lender may grant a participant rights only to the extent such amendments, modifications or waivers would effect such participant interests in any fees payable hereunder (including, without limitation, the amount and the dates fixed for payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal or of interest on, the Loans. Except with respect to cost protections provided to a participant pursuant to this paragraph hereof, no participant shall be a third party beneficiary of this Agreement nor shall it be entitled to enforce any rights provided to the Lenders against the Company under this Agreement.

          (c) A Lender may assign to any of its Affiliates and to any other Lender and, with the prior written consent of the Company and the Agent (which consents shall not be unreasonably withheld), a Lender may assign to one or more other Eligible Assignees, all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of its share of the Total Commitment and the same portion of the Loans and other obligations of the Company at the time owing to it and the Note held by it); provided however, that each such assignment (i) shall be in a minimum principal amount of not less than $5,000,000 or such Lender's remaining Commitment, (ii) shall not reduce any Lender's Commitment to an amount less than $5,000,000 (other than to zero) and shall be of a constant, and not a varying, percentage of the assigning Lender's Revolving Credit Commitment, Term Loan Commitment, ESOP Loan Commitment and the Acquisition Facility Commitment and the rights and obligations attendant to such under this Agreement, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance in form and substance satisfactory to the Agent (an "Assignment and Acceptance") substantially in the form of
Exhibit 11.10 hereto, and any Note subject to such assignment and (iv) no assignment shall be effective until receipt by the Agent from the assignee or assignor of a reasonable service fee in respect of said assignment equal to $2,500 from the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof unless otherwise agreed to by the assigning Lender, the Eligible Assignee thereunder and the Agent (x) the Eligible Assignee thereunder shall be a party hereto and to the other Loan Documents and to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the assignor Lender thereunder shall to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto except, in the case of an Issuing Bank, with respect to Letters of Credit issued by such Issuing Bank which are then outstanding).

          (d) The Agent shall maintain at its office (i) a copy of each Assignment and Acceptance delivered to it and (ii) a register (the "Register") for the recordation of the names and addresses (and taxpayer identification numbers, if any) of the Lenders and the principal amount and types of Loans owing to each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Company, the

Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a "Lender" hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Company, the Agent, and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a copy of (or copies of signed counterparts of) a duly completed and fully executed Assignment and Acceptance, together with the existing Note or Notes of the assigning Lender subject to such Assignment and Acceptance, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the affected Lenders. Not later than five (5) Business Days after the receipt of the notice from the Agent referred to in clause (iii) above, the Company, at its own expense shall execute and deliver to the Agent, in exchange for the Note or Notes of the assigning Lender surrendered to the Agent pursuant to this paragraph, a new Note or Notes payable to the order of the assignee Lender and its registered assigns in the principal amount of the Loans assigned to it. Any such new Note shall be substantially in the form of Exhibit 2.05A, 2.05B, 2.05C, and 2.05D, hereto as appropriate. Canceled Notes shall be promptly returned to the Company.

          (f) Notwithstanding any other provision herein but subject to Section 11.11, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.10(f) disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any Subsidiary furnished to such Lender by or on behalf of the Company or any Subsidiary.

          (g) Anything in this Section 11.10 to the contrary notwithstanding, any Lender may at any time, without the consent of the Company or the Agent, assign and pledge all or any portion of its Commitments and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 11.11 Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by the Company confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged by such Lender in evaluating, approving, structuring or administering the Loans and who are subject to this confidentiality provision; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency (including self-regulatory agencies) or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Lender, the Company or its respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors (who are subject to this confidentiality provision or similar confidentiality provision), (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 11.11 and (i) which is clearly not confidential. To the extent legally permitted, each Lender will use its best reasonable efforts to promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b), (c) or (e) of this
Section 11.11; provided that no notice shall be required for any review of information by representatives of regulators at any Lender's places of business.

     SECTION 11.12 Pro Rata Treatment. (a) Except as otherwise specifically permitted hereunder, each payment or prepayment of principal, if permitted under this Agreement, and each payment of interest with respect to an Advance shall be made pro rata among the Lenders on the basis of their respective percentage participations in the Revolving Credit Commitment, the ESOP Loan Commitment, the Term Loan Commitment or the Acquisition Facility Commitment, as the case may be.

         (b) Each Lender agrees that if, through the exercise of a right of banker's lien, setoff or claim of any kind against the Company as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, in the amount required to render such amounts proportional; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 11.12(b) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

     SECTION 11.13 Separability. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     SECTION 11.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.15 Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii)   reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision,

               (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

               (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any Note or other note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (viii) with respect to the determination of any period of time except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

               (ix) reference to any law, rule or regulation means such as amended, codified or reenacted, in whole or in part, and in effect from time to time.

          (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

     SECTION 11.16 Limitation by Law. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any other Loan Document illegal, not binding, invalid or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     SECTION 11.17 SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, HARRIS COUNTY, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAKING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.02 SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN THE FIRST SENTENCE OF CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 11.18 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 11.19 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 11.20 Company Assumption of Obligations of Finance Corp.; Certain Matters Concerning Binding Effect On AXIA, AHC, Ames and TapeTech. AXIA hereby assumes and agrees to pay, perform and discharge all of the obligations of Finance Corp. under this Agreement and all other Loan Documents, whether for interest, fees, expenses, indemnification or any other obligation whatsoever. This Agreement and the other Loan Documents, together with the other agreements and instruments executed in connection therewith, shall not become binding upon AXIA until the earlier of (i) the filing of the Parent Merger Certificate with the Secretary of State of the State of Delaware, or (ii) the Company notifying the Agent in writing that the Parent Merger has been consummated. The Security Documents, together with the other agreements and instruments executed in connection therewith, executed by AHC, Ames and TapeTech shall not become binding upon AHC, Ames and TapeTech until the earlier of (i) the filing of the Parent Merger Certificate with the Secretary of State of the State of Delaware or (ii) the Company notifying the Agent in writing that the Parent Merger has been consummated.

     SECTION 11.21 WAIVER OF CONSUMER RIGHTS. COMPANY HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41
ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, COMPANY VOLUNTARILY CONSENTS TO THIS WAIVER. COMPANY EXPRESSLY WARRANTS AND REPRESENTS THAT IT (a) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO THE AGENT AND EACH LENDER, AND (b) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     SECTION 11.22. Nonapplicability of Chapter 346; Selection of Optional Interest Rate Ceilings. The Company, the Agent and the Lenders hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code") shall not apply to this Agreement or any of the other Financing Agreements. To the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code may be available for application to any loan(s) or extension(s) of credit under this Agreement for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable "monthly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available, and if such "monthly ceiling" at any time is not so available then the applicable "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Company, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                  FINANCE CORP.:


                                  AXIA FINANCE CORP.



                                  By: /s/ SUSAN O. RHENEY
                                     --------------------------------
                                  Name: Susan 0. Rheney
                                  Title: President


                                  AXIA:


                                  AXIA INCORPORATED



                                  By: /s/ LYLE J. FEYE
                                     --------------------------------
                                  Name: Lyle J. Feye
                                  Title: Vice President - Finance


                                  AGENT:


                                  PARIBAS



                                  By: /s/ CHRIS GOODWIN
                                     --------------------------------
                                  Name: Chris Goodwin
                                  Title: Director


                                  By: /s/ DEANNA C. WALKER
                                     --------------------------------
                                  Name: Deanna C. Walker
                                  Title: Vice President

                                  LENDER:


Revolving Credit                  PARIBAS
Commitment: $2,254,901.98

Term Loan
Commitment: $5,261,437.90         By: /s/ CHRIS GOODWIN
                                     --------------------------------
                                  Name: Chris Goodwin
                                  Title: Director

ESOP Loan
Commitment: $225,490.19

Acquisition Facility
Commitment: $3,758,169.93         By: /s/ DEANNA C. WALKER
                                     --------------------------------
                                  Name: Deanna C. Walker
                                  Title: Vice President

                                  Address:
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002
                                  Telecopy No.: (713) 659-3832


                                  Domestic Lending Office
                                  -----------------------
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002

                                  Eurodollar Lending Office
                                  -------------------------
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002

                                  LENDER:


Revolving Credit                  THE CIT GROUP/BUSINESS CREDIT, INC.
Commitment: $1,960,784.31

Term Loan
Commitment: $4,575,163.40         By: /s/ DAN HUGHES
                                     --------------------------------
                                  Name: Dan Hughes
                                       ------------------------------
                                  Title: Vice President
                                        -----------------------------

ESOP Loan
Commitment: $196,078.43

Acquisition Facility
Commitment: $3,267,973.86

                                  Address:
                                  5420 LBJ Freeway, Suite 200
                                  Dallas, Texas 75240
                                  Telecopy No.: (972) 455-1690


                                  Domestic Lending Office
                                  -----------------------
                                  5420 LBJ Freeway, Suite 200
                                  Dallas, Texas 75240


                                  Eurodollar Lending Office
                                  -------------------------
                                  5420 LBJ Freeway, Suite 200
                                  Dallas, Texas 75240

                                  LENDER:

Revolving Credit                  AMERICAN NATIONAL BANK AND
Commitment: $1,960,784.31         TRUST COMPANY OF CHICAGO

Term Loan
Commitment: $4,575,163.40         By: /s/ KYLE FREIMUTH
                                     --------------------------------
                                  Name: Kyle Freimuth
                                       ------------------------------
                                  Title: Assistant Vice President
                                        -----------------------------

ESOP Loan
Commitment: $196,078.43

Acquisition Facility
Commitment: $3,267,973.86

                                  Address:
                                  120 South LaSalle
                                  Chicago, Illinois 60603
                                  Telecopy No.: (312) 648-5739


                                  Domestic Lending Office
                                  -----------------------
                                  120 South LaSalle
                                  Chicago, Illinois 60603


                                  Eurodollar Lending Office
                                  -------------------------
                                  120 South LaSalle
                                  Chicago, Illinois 60603

                                  LENDER:


Revolving Credit                  LASALLE NATIONAL BANK
Commitment: $1,764,705.88

Term Loan
Commitment: $4,117,647.06         By: /s/ SCOTT R. THICK
                                     --------------------------------
                                  Name: Scott R. Thick
                                       ------------------------------
                                  Title: Structured Finance Officer
                                        -----------------------------

ESOP Loan
Commitment: $176,470.59

Acquisition Facility
Commitment: $2,941,176.47

                                  Address:
                                  135 S. LaSalle Street, Room 306
                                  Chicago, Illinois 60603
                                  Telecopy No.: (312) 606-8423


                                  Domestic Lending Office
                                  -----------------------
                                  135 S. LaSalle Street, Room 306
                                  Chicago, Illinois 60603


                                  Eurodollar Lending Office
                                  -------------------------
                                  135 S. LaSalle Street, Room 306
                                  Chicago, Illinois 60603

                                  LENDER:


Revolving Credit                  NATIONAL BANK OF CANADA
Commitment: $1,764,705.88

Term Loan
Commitment: $4,117,647.06         By: /s/ WILLIAM HANDLEY
                                     --------------------------------
                                  Name: William Handley
                                       ------------------------------
                                  Title: Vice President
                                        -----------------------------

ESOP Loan
Commitment: $176,470.59

Acquisition Facility
Commitment: $2,941,176.47         By: /s/ LARRY L. SEARS
                                     --------------------------------
                                  Name: Larry L. Sears
                                       ------------------------------
                                  Title: Vice President and Manager
                                        -----------------------------

                                  Address:

                                  2121 San Jacinto, Suite 1850
                                  Dallas, Texas 75201
                                  Telecopy No.: (214) 871-2015


                                  Domestic Lending Office
                                  -----------------------
                                  125 W. 55th Street
                                  New York, New York 10019


                                  Eurodollar Lending Office
                                  -------------------------
                                  125 W. 55th Street
                                  New York, New York 10019

                                  LENDER:



Revolving Credit                  NATIONAL CITY BANK
Commitment: $1,764,705.88

Term Loan
Commitment: $4,117,647.06         By: /s/ DIEGO TOBON
                                     --------------------------------
                                  Name: Diego Tobon
                                       ------------------------------
                                  Title: Vice President
                                        -----------------------------

ESOP Loan
Commitment:$176,470.59


Acquisition Facility
Commitment: $2,941,176.47


                                  Address:
                                  1900 East Ninth Street
                                  Cleveland, Ohio 44114
                                  Telecopy No.: (216) 222-0003


                                  Domestic Lending Office
                                  -----------------------
                                  1900 East Ninth Street
                                  Cleveland, Ohio 44114


                                  Eurodollar Lending Office
                                  -------------------------
                                  1900 East Ninth Street
                                  Cleveland, Ohio 44114

                                  LENDER:


Revolving Credit                  THE BANK OF NOVA SCOTIA
Commitment: $1,764,705.88

Term Loan
Commitment: $4,117,647.06         By: /s/ F.C.H. ASHBY
                                     -----------------------------------
                                  Name: F.C.H. Ashby
                                       ---------------------------------
                                  Title: Senior Manager Loan Operations
                                        --------------------------------


ESOP Loan
Commitment: $176,470.59

Acquisition Facility
Commitment: $2,941,176.47

                                  Address:
                                  600 Peachtree Street N.E., Suite 2700
                                  Atlanta, Georgia 30308
                                  Telecopy No.: (404) 888-8998


                                  Domestic Lending Office
                                  -----------------------
                                  600 Peachtree Street N.E., Suite 2700
                                  Atlanta, Georgia 30308


                                  Eurodollar Lending Office
                                  -------------------------
                                  600 Peachtree Street N.E., Suite 2700
                                  Atlanta, Georgia 30308

                                  LENDER:


Revolving Credit                  THE NORTHERN TRUST COMPANY
Commitment: $1,764,705.88

Term Loan
Commitment: $4,117,647.06         By: /s/ ROBERT J. MALLICOAT
                                     --------------------------------
                                  Name: Robert J. Mallicoat
                                       ------------------------------
                                  Title: Vice President
                                        -----------------------------

ESOP Loan
Commitment: $176,470.59

Acquisition Facility
Commitment: $2,941,176.47

                                  Address:
                                  50 South LaSalle
                                  Chicago, Illinois 60675
                                  Telecopy No.: (312) 444-7028

                                  Domestic Lending Office
                                  -----------------------
                                  50 South LaSalle
                                  Chicago, Illinois 60675

                                  Eurodollar Lending Office
                                  -------------------------
                                  50 South LaSalle
                                  Chicago, Illinois 60675